Exhibit 10.9

*****Commercial Terms Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. 240.24b-2.

†††††Personal Information Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. 240.24b-2.

AGREEMENT OF SALE

This AGREEMENT OF SALE (“Agreement”) is dated as of December 21, 2012, by and between WAL-MART STORES, INC., a Delaware corporation, with an address of 702 S.W. 8th Street, Bentonville, AR 72716 (“Seller” or “Wal-Mart”); and MURPHY OIL USA, INC., a Delaware corporation, with an address of 200 Peach Street, El Dorado, AR 71730 (“Purchaser”). This Agreement shall become effective on the date of full execution by Wal-Mart and Purchaser (“Effective Date”).

W I T N E S S E T H:

In consideration of and subject to the covenants and agreements of the respective parties as hereinafter set forth, Wal-Mart shall sell and Purchaser shall purchase certain tracts of land as legally described on Exhibit “A-1” regarding the Outlot Properties (as defined herein), and generally depicted pursuant to the Site Plans (as defined herein) on Exhibit “A-2” regarding the Carveout Properties (as defined herein), inclusive, attached hereto and made a part hereof, located in or near the respective cities, counties, and states and containing the acreages, more or less, indicated on Exhibit “B”, attached hereto and made a part hereof, together with all improvements thereon, easements and rights appurtenant thereto and all of Wal-Mart’s right, title, and interest in any public rights-of-way adjoining the property (each tract and all improvements thereon and easements and rights appurtenant thereto, a “Property” and collectively, the “Properties”). The Properties identified on Exhibit “B” as an “outlot” are referred to herein collectively as the “Outlot Properties” and singularly as an “Outlot Property”, and Properties identified on Exhibit “B” as a “carveout” are referred to herein collectively as the “Carveout Properties” and singularly as a “Carveout Property”.

The following terms, provisions, and conditions are hereby further agreed to by the parties:

1. Purchase Price. The purchase price for the Properties shall be the aggregate total of the purchase price amounts set forth in Exhibit “B”, subject to any applicable charges, credits, and pro-rations, and less the amounts indicated in Exhibit “B” for each Property terminated from this Agreement pursuant to Sections 2, 3, 6, 11, 18, 30 and 31 (“Purchase Price”) payable as follows:

1.1.	An amount equal to (i) [*****] of the Purchase Price for the Outlot Properties (“Outlot Deposit”), and (ii) [*****] of the Purchase Price for the Carveout Properties (“Carveout Deposit”, collectively with the Outlot Deposit, the “Deposit”) , shall be paid by Purchaser to Escrow Agent contemporaneously with the execution of this Agreement by Purchaser, and to be deposited in a non-interest bearing escrow account with Stewart Title Guaranty Company (“Title Company” or “Escrow Agent”), located at 10 S. Riverside Plaza, Suite 1450, Chicago, IL 60606, Attn: [†††††], Tel: [†††††]; Fax: [†††††]; E-Mail: [†††††]. Purchaser’s Federal I. D. Number is: 71-0727492; and

1.2.	The balance of the Purchase Price allocated for a Property on Exhibit “B” shall be received by the Title Company by federal wire transfer at or before 10:00 A.M. Central Time on the applicable date of Closing for such Property.

2. Initial Site Plan, Survey and Plat. Wal-Mart has delivered to Purchaser initial site plans (“Site Plans”, singularly a “Site Plan”) prepared by Wal-Mart which generally depict the location of a Carveout Property. Purchaser shall have thirty (30) days following the Effective Date (“Site Plan Approval Period”) to review and approve the Site Plans, which approval shall not be unreasonably withheld, conditioned or delayed. In the event Purchaser fails to approve a Site Plan for a Carveout Property prior to the expiration of the Site Plan Approval Period, such Carveout Property shall be excluded and terminated from this Agreement and not included in the term “Carveout Property” or

“Property” hereunder. Following the expiration of the Site Plan Approval Period, Wal-Mart shall obtain a current ALTA/ACSM Land Title Survey for each of the Properties (each a “Survey”, collectively the “Surveys”) made in accordance with the survey requirements set forth on Exhibit “F” attached hereto, certified to Wal-Mart, Purchaser and the Title Company, and including all title exceptions set forth in the Commitments (defined below). Wal-Mart shall furnish a copy of such Surveys to Purchaser. Wal-Mart shall have the right, in Wal-Mart’s sole and absolute discretion, to plat or replat (each a “Plat”, collectively the “Plats”) a Carveout Property as a separate parcel, provided in the event the Plat provides for a materially different configuration, size or location for the Carveout Property than that shown on the Survey, Purchaser shall have the right to review and approve such Plat, which approval shall not be unreasonably withheld, conditioned or delayed, upon two (2) weeks’ notice from Wal-Mart. In the event Wal-Mart elects not to Plat a Property, excluding (a) such election as the result of a determination by Wal-Mart and Murphy, which determination shall not be unreasonably withheld, conditioned or delayed, that platting a Property is not reasonably feasible for the operation of a Station, or (b) if Wal-Mart elects to terminate a Property from this Agreement pursuant to Section 30 below, Wal-Mart shall reimburse Purchaser for all reasonable and actual third party out of pocket costs and expenses incurred by Purchaser in connection with this Agreement with respect to such Property, not to exceed the aggregate amount of $[*****], at which time this Agreement shall terminate as to such Property and Purchaser shall be entitled to a return of the Deposit for such Property. Purchaser shall reimburse Wal-Mart for (i)(a) [*****] of any and all costs and expenses associated with a Survey and Plat equal to or less than a total of $[*****] per Carevout Property, plus (ii) all costs and expenses associated with a Survey and Plat over a total of $[*****] per Carveout Property, and (ii)(a) [*****] of any and all costs and expenses associated with a Survey equal to or less than a total of $[*****] per Outlot Property, plus (b) all costs and expenses associated with a Survey over a total of $[*****] per Outlot Property. Purchaser shall reimburse Wal-Mart for Surveys and Plats for Properties as provided above on the earlier of ten (10) days following written notice, or the date of Closing for such Properties. Such reimbursement obligation shall survive the termination or earlier expiration of this Agreement as to any or all Properties.

3. Title Insurance. Wal-Mart shall on behalf of Purchaser, no later than fifteen (15) days after the Effective Date, order from the Title Company a standard form ALTA Owner’s Title Commitment (each a “Commitment” and collectively “Commitments”) for each Property and issued by the Title Company or a properly licensed subcontractor or agent thereof. The costs and expenses for obtaining the Commitments shall be paid by Purchaser. Wal-Mart shall cause the Commitments and Surveys to be delivered to Purchaser together with copies of all instruments, if any, referred to in the Commitments as exceptions to title. If (a) exceptions appear in a Commitment, other than the standard pre-printed exceptions, or (b) items appear on a Survey, and such exceptions or items would (i) render the subject Property unable to be insured by the Title Company or (ii) materially impair the ability to operate a Station on such Property, and for no other reason, then Purchaser shall, within forty-five (45) days after the date Purchaser by which has received such Commitment, any exception documents referenced in such Commitment, and such Survey from Seller (the “Title Review Period”), notify Seller in writing of such fact (“Title Objection Notice”). Purchaser may extend the Title Review Period for a Property for one additional fifteen (15) day period by providing written notice to Seller prior to the expiration of the Title Review Period. No Title Objection Notice shall contain title objections to more than one (1) Property. Zoning or other local, county or state statutory or regulatory restrictions shall not be permitted objections in the Title Objection Notice. Upon the expiration of the Title Review Period, Purchaser shall be deemed to have accepted all exceptions to title as shown on such Commitment and Survey (except for any exceptions properly objected to in a Title Objection Notice given to Wal-Mart), and such exceptions not objected to by Purchaser as provided above shall be known as permitted exceptions for purposes of the final title insurance policy. Wal-Mart shall, within thirty (30) days of receipt of a Title Objection Notice (the “Title Objection Review Period”), have the option in Wal-Mart’s sole and absolute discretion of either: (x) not curing the objection(s) set forth in the Title Objection Notice, or (y) curing the title objection(s) set forth in the Title Objection Notice on or before the Closing for such Property, by written notice to Purchaser (“Title Objection Response”). Provided if Wal-Mart elects (x) above, Purchaser shall have five (5) days following Purchaser’s receipt of such notice by Wal-Mart (the “Termination Period”) to provide written notice to Wal-Mart that Purchaser elects to terminate such Property from this Agreement, provided in the event Purchaser fails to provide Wal-Mart such notice of termination as to such Property, Purchaser shall be deemed to elect to purchase such Property at Closing and such uncured objection(s) shall be waived by Purchaser. In the event this Agreement is terminated as to any Property under this Section 3, that portion of the Deposit applicable to such Property shall be released to Purchaser. The Title Company shall issue title insurance policies for the Properties at an applicable Closing for such Properties. The premiums for the title insurance policies, including but not limited to additional/extended coverage or endorsements or the deletion of standard pre-printed exceptions, if any, and all other fees associated therewith, shall be paid by Purchaser. If this Agreement terminates as to one or more of the Properties as a result of Purchaser’s Default or by Purchaser’s election, as expressly set forth herein, Purchaser shall be responsible for any cancellation fees charged by the Title Company, which obligation shall survive such termination. Notwithstanding any contrary provision of this Agreement, in the event the Title Review Period commences for more than fifty (50) Properties during any period of fourteen (14) consecutive days (each a “Delivery Cycle”), then the initial Title Review Period shall be extended to (60) days for each Property included within the applicable Delivery Cycle, and the optional extension of the Title Review Period for such Properties in the applicable Delivery Cycle shall be extended to thirty (30) days, provided any Properties subject to the extended review period in a Delivery Cycle shall not be included in the calculation of the more than fifty (50) Properties in any subsequent Delivery Cycle. Purchaser shall notify Wal-Mart when it determines that the extended Title Review Period applies to a Delivery Cycle. Thereafter, subsequent deliveries of Commitments and Surveys shall be deemed to be included in a new Delivery Cycle.

4. Approval of Development Plan. On or before thirty (30) days following Purchaser’s receipt of the Title Objection Response for an Outlot Property, Purchaser shall provide Wal-Mart with a Development Plan (as defined herein) with regards to the Outlot Property, and Purchaser shall provide Wal-Mart with a Development Plan with regards to a Carveout Property within thirty (30) days following the later of: (a) Purchaser’s receipt of the Title Objection Response for a Carveout Property, or (b) filing of the final Plat for such Carveout Property. Notwithstanding anything contained herein to the contrary, Wal-Mart reserves the right to review and approve, in Wal-Mart’s sole and absolute discretion, prior to submission by Murphy of any documents to any governmental authorities for approval or commencement of any construction by Murphy of any buildings, Common Area (as defined in the attached from of ECR) for a Property, landscaping or other improvements on a Property, including but not limited to the review and approval of: (i) site plans, including setbacks from lot lines, location, configuration and dimensions of parking areas and spaces, driveways and service areas, placement of building(s) and other improvements including square footage of building(s), location of trash collection, location of ATM’s, pay phones, water kiosks, coffee kiosks, propane tank racks and air vacuums, if any, stop signs and bars at all curb cuts, and the location of existing Wal-Mart signage (if any) on a Property; (ii) architectural design, color scheme, landscaping plans, height of structures and façade materials, (iii) utility plans including all utility connections (including electric and telephone); (iv) grading plans including stormwater management and detailed elevations; (v) erosion and sediment control plans including rock construction entrances (to be in place prior to any construction), silt fence (to be in place prior to any construction) and other erosion controls required on a Property; (vi) exterior elevations of the front, back, and both sides of the building(s), including height; (vii) exterior signage plans indicating the dimensions of exterior pylon or monument signage and the design of the sign panel(s) to be placed onto the sign structure (collectively the “Development Plan”). Said Development Plan is to be prepared by certified/licensed architects and/or engineers and shall conform to the restrictions set forth above. Murphy shall deliver full-sized plans of the said Development Plan to Wal-Mart for Wal-Mart’s approval prior to submitting same to any governmental or quasi-governmental entity for approval. Wal-Mart shall have thirty (30) days after receipt of the Development Plan from Murphy to approve or disapprove the Development Plan in writing.

If the Development Plan is disapproved, Wal-Mart shall give the reasons for such disapproval, and Murphy shall resubmit to Wal-Mart a revised Development Plan incorporating Wal-Mart’s suggested revisions within thirty (30) days from the date of Murphy’s receipt of Wal-Mart’s disapproval, and the same time schedule as mentioned above shall be repeated until the Development Plan is approved by Wal-Mart. In the event a Development Plan is modified or changed in any material respect following approval by Wal-Mart hereunder, whether by Murphy or in response to public, governmental, quasi- governmental or third-party requirements or requests, Wal-Mart shall have the same review and approval rights above as to such modified or changed Development Plan. The date a Development Plan for a Property is approved by Wal-Mart under this Section 4 shall be the “Development Plan Approval Date”.

5. Deeds. Prior to an applicable Closing for a Property, Wal-Mart (or such affiliate of Wal-Mart owning record title of such Property) shall deliver to Escrow Agent special warranty deeds (singularly a “Deed” and collectively the “Deeds”) conveying insurable title to such Property, which shall warrant title to the Property, and defend the same against the lawful claims of all persons claiming by, through and under Wal-Mart, but none other, subject only to specific exceptions noted in the Commitment and Survey (excluding such items cured or to be cured by Wal-Mart pursuant to Section 3 above), and reciting and incorporating the ECRs and Environmental Indemnities, each as defined and further set forth in Section 6 of this Agreement (“ECR and Indemnity Restrictions”). Said Deeds shall be in substantially the same form as attached as Exhibit “C”. At a Closing for applicable Properties and upon Wal-Mart’s receipt of all applicable Purchase Price and other sums due Wal-Mart hereunder, Escrow Agent shall record the Deeds, ECRs, Environmental Indemnities and other recordable documents as may be delivered in connection with such Closing. Wal-Mart and Purchaser further understand and agree that the ECRs and Environmental Indemnities shall run with the land and bind the Purchaser, Purchaser’s successors and assigns, and every subsequent owner or lessee affecting lots or plots or other portions of the Properties, or any interest therein, and that the ECR and Indemnity Restrictions shall be deemed a material part of the consideration of this Agreement.

6. Due Diligence Period. For each Property, Purchaser’s obligations under this Agreement to purchase such Property are expressly contingent upon Purchaser’s reasonable satisfaction or waiver of all material matters (a) pertaining to the condition of soils and environmental issues pertaining to such Property and (b) that would materially affect Purchaser’s ability to operate a motor vehicle fueling facility for petroleum based fuels (a “Station”) on such Property (collectively, the “Environmental Matters”).

The foregoing conditions shall be satisfied or waived by Purchaser, in Purchaser’s reasonable discretion, within forty-five (45) days from (a) the Effective Date for the Outlot Properties, and (b) the expiration of the Site Plan Approval Period for the Carveout Properties (as to each Property, the “Due Diligence Period”). Purchaser may extend the Due Diligence Period applicable to a Property for one (1) additional fifteen (15) day period by providing written notice to Seller prior to the expiration of the Due Diligence Period for such Property. In the event (x) Purchaser obtains an environmental report or assessment performed or prepared by a properly qualified, independent environmental professional and (y) such report or assessment reasonably recommends a Phase II environmental site assessment be performed with respect to a Property, Purchaser may extend the Due Diligence Period applicable to such Property for an additional thirty (30) day period by providing written notice to Seller prior to the expiration of the Due Diligence Period.

Purchaser’s sole right under this Agreement with regard to the inspection of a Property and any Environmental Matters under this Section 6 shall be a termination of this Agreement as to such Property prior to the expiration of the Due Diligence Period. Any such termination as to such Property shall be provided to Wal-Mart in writing prior to expiration of the Due Diligence Period. In the event this Agreement is terminated as to any Property under this Section 6, that portion of the Deposit applicable to such Property shall be released to Purchaser. In the event Purchaser fails to provide Seller with written notice of termination as to a Property on or before the expiration of the Due Diligence Period, the inspection of such Property shall be deemed satisfactory to Purchaser and Purchaser shall not have any further right, except as expressly provided herein, to terminate this Agreement as to such Property.

At any time prior to the expiration of the Due Diligence Period, Purchaser may unilaterally elect to terminate the Due Diligence Period as to a Property and proceed toward Closing by delivering written notice of such election to Seller.

Except for any pre-existing conditions on a Property, Purchaser shall indemnify and hold Seller harmless from and against any and all claims, liens, charges, encumbrances, or other liabilities arising out of any act or failure to act of Purchaser or its authorized representatives or contractors as a result of their respective activities on the Property. As determined by Wal-Mart in its sole and absolute discretion, Purchaser agrees to (a) repair at its sole cost and responsibility, or (b) pay to Wal-Mart the cost of, any damages caused to a Property by any entry onto such Property by Purchaser or its authorized representatives or contractors. In the event any entry onto a Property by Purchaser or its authorized representatives or contractors results in any claim, lien, charge, encumbrance, or other liability against a Property, Purchaser shall promptly take any and all actions necessary to remove, discharge, or satisfy such claim, lien, charge, encumbrance, or other liability.

7. ECRs, Indemnity and Other Purchaser Deliveries. Effective as of the delivery of the Deeds, Wal-Mart (or such affiliate of Wal-Mart owning record title to Tract 1 under the ECR, as hereafter defined) and Purchaser shall enter into an Easements with Covenants and Restrictions Affecting Land (collectively the “ECRs” and singularly an “ECR”) for each Property for which a Deed is delivered, in the form of Exhibit “D” attached hereto and incorporated herein for all purposes. The ECR shall be referenced in the Deed and be filed immediately following the corresponding Deed in the real property records of the County in which the applicable Property is located or such other applicable recording office for conveyance of title where such Property is located. Notwithstanding the provisions of the form of ECR attached hereto, to the extent subsequently agreed to by Seller and Purchaser, the ECRs shall be revised and supplemented for any particular Property to: (i) conform and comply with any requirements for filing such ECR in the real property records for the jurisdiction where the applicable Property is located, and (ii) include such other terms, conditions, rights and easements as determined by Wal-Mart and necessary for Wal-Mart’s continued use of, and operations conducted on, Wal-Mart’s adjacent property or otherwise necessary for Wal-Mart’s adjacent property to comply with applicable laws. Purchaser shall deliver to Seller at each Closing, an Environmental Indemnification and Release Agreement (collectively the “Environmental Indemnities”) for each Property included in such Closing, in the form of Exhibit “E” attached hereto and incorporated herein for all purposes. In the event Wal-Mart elects, in Wal-Mart’s sole and absolute discretion, to obtain environmental insurance protecting Wal-Mart and Wal-Mart’s property, Purchaser shall execute and deliver, on or before a Closing, such additional documents and instruments as reasonably necessary to obtain such insurance. Any such environmental insurance obtained by Wal-Mart shall be at Wal-Mart’s sole cost and expense. In addition to the foregoing, Purchaser shall execute and deliver, as applicable, the following at or prior to a Closing: (a) such conveyance or transfer tax forms or returns, if any, as are required to be delivered or signed by Purchaser by applicable state and local law in connection with the conveyance of the Properties; (b) evidence of the existence, organization and authority of Purchaser and of the authority of the persons executing documents on behalf of Purchaser reasonably satisfactory to Title Company; and (c) such additional documents that the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement (provided no such additional document shall expand any obligation, covenant, representation or warranty of Purchaser to Wal-Mart or result in any new or additional obligation, covenant, representation or warranty of Purchaser to Wal-Mart under this Agreement beyond those expressly set forth in this Agreement).

7.1. ECRs for Previously Acquired Properties from Wal-Mart. Wal-Mart and Purchaser acknowledge and agree that all properties previously acquired by Purchaser from Wal-Mart, or its affiliates, are subject to certain forms of Easements with Covenants and Restrictions Affecting Land (“Existing ECRs”). Upon the initial Closing of any Property hereunder, Wal-Mart and Purchaser agree that the Existing ECRs are amended to include Section 7.1.10, Section 10 and such other sections consistent with the attached form of ECR (excluding such restriction for the sale of only fuel). At Closing of a Property, Wal-Mart and Purchaser shall enter into a form of Master Amendment to Easements with Covenants and Restrictions Affecting Land amending the Existing ECRs pursuant to this Section 7.1.

8. Condition of Properties. WAL-MART AND PURCHASER EXPRESSLY UNDERSTAND AND AGREE THAT PURCHASER IS BUYING THE PROPERTIES “AS IS” AND “WHERE IS” AS OF THE TIME OF CLOSING FOR SUCH PROPERTIES, AND WITH ALL FAULTS AND DEFECTS, LATENT OR OTHERWISE, AND THAT WAL-MART IS MAKING NO REPRESENTATIONS OR WARRANTIES, EITHER EXPRESSED OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE, WITH RESPECT TO THE FOLLOWING: (A) THE QUALITY, PHYSICAL CONDITIONS OF THE PROPERTIES (INCLUDING BUT NOT LIMITED TO ENVIRONMENTAL OR ECOLOGICAL CONDITION), (B) THE VALUE OF THE PROPERTIES, (C) THE PROPERTIES’ HABITABILITY, SUITABILITY, FITNESS FOR ANY PARTICULAR PURPOSE OR MERCHANTABILITY, (D) THE PRESENCE OR ABSENCE OF CONDITIONS ON THE PROPERTIES THAT COULD GIVE RISE TO A CLAIM FOR PERSONAL INJURY, PROPERTY OR NATURAL RESOURCE DAMAGES, (E) THE PRESENCE OF HAZARDOUS OR TOXIC SUBSTANCES, MATERIALS OR WASTE, SUBSTANCES, CONTAMINANTS, OR POLLUTANTS ON, UNDER OR ABOUT THE PROPERTIES, AND (F) THE INCOME OR EXPENSES FROM OR OF THE PROPERTIES. This Section shall survive any and all Closings and earlier terminations of this Agreement.

9. Taxes and Assessments. As more particularly set forth in this Section, to the extent accruing prior to the Closing Date for a Property, Seller shall be responsible for all real property taxes, general and special assessments, and all other charges, assessments and taxes of every description, levied on or assessed against such Property, the improvements located on such Property; and the improvements located on such Property (collectively, “Taxes”). As more particularly set forth in this Section, from and after the date of Closing for such Property, Purchaser shall be responsible for all Taxes regarding such Property which accrue after such Closing. Notwithstanding anything herein to the contrary, Purchaser shall be obligated to pay for all development and impact fees related to the improvements located on a Property and incurred following the Closing for such Property, and all related construction and development expenses for such improvements, and any other improvements constructed on a Property, from and after such Closing. At Closing, Taxes attributable to the Property shall be pro-rated between Seller and Purchaser as follows, and shall be a credit to Wal-Mart at such Closing:

9.1. Properties Subject to Exclusive Tax Parcel. If a Property is assigned a separate tax parcel identification number, then at the Closing for such Property, Purchaser shall be charged a portion of the estimated Taxes for the then-current tax period based on the proportion that the number of days remaining in the then-current tax period (including the date of Closing) bears to the total number of days in such tax period (the “Purchaser Time Percentage”).

9.2. Properties Not Subject to Exclusive Tax Parcel; Property Improvements Separately Assessed. If a Property is included in a tax parcel with other property, is not made a separate taxable parcel and the improvements on such Property are separately assessed, then at the Closing for such Property, Purchaser shall be charged a portion of the estimated Taxes equal to (a) the sum of (i) Property Land Assessment and (ii) Property Improvements Assessment, multiplied by (b) the Purchaser

Time Percentage, as such terms are defined in this Section 9.2. “Property Parcel Percentage” means the proportion of the number of square feet comprising the Property to the total number of square feet comprising the tax parcel in which the Property is included. “Total Land Assessment” means the amount of the taxes assessed for the then-current tax period for the land (and not the improvements) within the tax parcel in which such Property is included. “Property Land Assessment” means the mathematical product of the Property Parcel Percentage and the Total Land Assessment. “Property Improvements Assessment” means the total amount of all Taxes applicable to the improvements on the Property. For purposes of clarification, Purchaser’s liability to Seller for Taxes for off-site property shall be computed based on land values only and shall not include the value of any improvements located on land which is not located within the boundaries of the applicable Property. Notwithstanding any terms or conditions to the contrary in this Section 9.2, Purchaser shall be solely responsible for any and all Taxes attributed to the separately assessed improvements on the Properties.

9.3. Properties Not Subject to Exclusive Tax Parcel; Improvements Not Separately Assessed. If a Property is included in a tax parcel with other property, is not made a separate taxable parcel and the improvements on such Property are not separately assessed, then Purchaser shall be responsible for only that portion of Taxes allocable to a Property (excluding the improvements on such Property) equal to (a) the Taxes assessed against the tax parcel in which the Property is included, multiplied by (b) the Property Parcel Percentage, multiplied by (c) the Purchaser Time Percentage. For purposes of clarification, Purchaser’s liability to Seller for Taxes for off-site property shall be computed based on land values only and shall not include the value of any improvements located on land which is not located within the boundaries of the applicable Property. Seller, in Seller’s sole discretion, shall have the right to cause, to the extent allowable or permitted under applicable law, the improvements on the Property to be separately assessed.

9.4. Basis for Estimated Taxes; Reimbursement. Such pro-rations referenced in Sections 9.1, 9.2, and 9.3 shall be based on the Taxes assessed for the most recent tax period for which Taxes have been paid as of such Closing. In the event the Taxes charged to Purchaser at Closing are less than the amounts actually assessed for the then-current tax period and allocable to a Property according to the calculations set forth in this Section 9, Purchaser shall pay the difference to Seller within thirty (30) days of receipt of an invoice and applicable supporting documentation from Seller. In the event the Taxes charged to Purchaser at closing exceed the amounts actually assessed for the then-current tax period and allocable to a Property according to the calculations set forth in this Section 9, Seller shall refund the excess amount within one hundred eighty (180) days of payment of such Taxes by Seller. The provisions of this Section 9 shall survive the Closings.

10. Transfer Taxes, Revenue Stamps and Fees. The expense and cost of all state, county and local documentary or revenue stamps, transfer, sales and other “transfer taxes” (including sales taxes on brokerage commissions, if any), and closing fees, if applicable, relating to the sale of the Properties shall be paid by Purchaser on the date of Closing; provided any escrow or settlement fee charged by the Title Company up to $[*****] per Property shall be split equally between Purchaser and Seller; and further provided that any amounts over $[*****] per Property shall be paid solely by Purchaser. In no event shall Seller’s total obligations for any and all closing, escrow or settlement fees for any Property exceed $[*****]. Any impact, user, standby, and connection fees, and other tax, obligation or fee relating to any of the Properties or their development shall be at the sole cost and responsibility of Purchaser. Unless otherwise provided herein or agreed to by the parties, any and all costs associated with a Closing, transfer of the Properties, and preparation of the ECRs and related exhibits shall be paid by Purchaser.

11. Default. With respect to any failure or refusal of a party to fully comply with the terms and conditions of this Agreement for any reason (each a “Default”), Wal-Mart and Purchaser hereby agree to the following:

11.1. In the event of a Default by Purchaser, other than as a result of a Default by Seller, Seller may rescind this Agreement as to the Property or Properties to which such Default pertains, and retain the Deposit allocated to such Property plus the amount of any costs and expenses relating to reimbursement, payment or indemnification obligations of Purchaser hereunder with respect to such Property, as liquidated damages as Seller’s sole recovery.

11.2. In the event of a Default by Seller, other than as a result of a Default by Purchaser, Purchaser may rescind this Agreement as to the Property or Properties to which such Default pertains, and whereupon the Deposit applicable to such Property will be refunded to Purchaser, plus an amount equal the amount of the refunded Deposit as liquidated damages, as Purchaser’s sole recovery.

11.3. The parties agree that determining the amount of monetary damages resulting from a Default by either party would be difficult to ascertain and that a reasonable forecast of just and proper damages for the harm caused by a Default, and not for the purpose of penalizing the party in Default, are the respective amounts equal to those set forth in Sections 11.1 and 11.2.

11.4. Notwithstanding the above, a non-defaulting party may waive a Default in such party’s sole and absolute discretion.

12. Assignment. Purchaser shall not assign this Agreement, any right granted herein, or any portion hereof, without the prior written consent of Wal-Mart in Wal-Mart’s sole and absolute discretion. No assignment shall relieve or release Purchaser of any obligation under this Agreement. Wal-Mart shall have the express right to assign or transfer Wal-Mart’s interest to a parent company, affiliate, subsidiary, or related company. Any attempted or purported assignment by Purchaser without Wal-Mart’s prior written consent shall be null and void and a Default under this Agreement.

13. Notices. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be mailed by certified or registered mail, postage prepaid, or nationally recognized overnight courier (provided such courier requires and obtains proof of delivery), and shall be considered given upon receipt, addressed as follows (other information in italics and for Title Company below is for informational purposes only, and shall not be considered for notice purposes):

If to Seller:

Wal-Mart Stores, Inc.

Sam M. Walton Development Complex

Department 9380

2001 S.E. 10th Street

Bentonville, Arkansas 72716-0550

Attn: [†††††]

Tel: [†††††]

E-Mail: [†††††]

with a copy to:

Wal-Mart Stores, Inc.

2001 SE 10th Street, MS 0550

Bentonville, Arkansas 72716-0550

Attn: [†††††]

Tel: [†††††]

E-Mail: [†††††]

and

Kutak Rock LLP

234 E. Millsap Road, Suite 400

Fayetteville, Arkansas 72703

Attn: [†††††]

Tel: [†††††]

E-Mail: [†††††]

If to Purchaser:

Murphy Oil USA, Inc.

422 N. Washington

El Dorado, Arkansas 71730

Attn: [†††††]

Tel: [†††††]

E-Mail: [†††††]

with a copy to:

Murphy Oil USA, Inc.

200 Peach Street

El Dorado, Arkansas 71730

Attn: Law Department

If to Title Company:

Stewart Title Guaranty Company

10 S. Riverside Plaza, Suite 1450

Chicago, Illinois 60606

Attn: [†††††]

Tel: [†††††]

Fax: [†††††]

E-Mail: [†††††]

Either party may at any time change such party’s address for notification purposes by written notice to the other party setting forth the new address, and such new address shall be effective ten (10) days after such notice is given.

14. Intentionally Omitted.

15. Closing. The consummation of the acquisition of Properties by Purchaser hereunder may take place in one (1) or more multiple closings (each defined herein as a “Closing” and collectively the “Closings”). A Closing for a Property shall take place at the office of the Title Company by mail and/or facsimile at such date as determined by Wal-Mart, in Wal-Mart’s sole and absolute discretion, no earlier than ten (10) days following, nor more than forty-five (45) days following, the latest of (a) expiration of the Due Diligence Period; (b) expiration of the Title Review Period (if Purchaser submits no timely Title

Objection Notice for such Property); (c) expiration of The Title Objection Review Period (if Purchaser submits a timely Title Objection Notice for such Property); (d) the date of filing of the Plat in the appropriate public real estate records for a Carveout Property, or (e) ten (10) days following Purchaser obtaining or waiving of Permits for a Property pursuant to Section 31 below. Seller and Wal-Mart acknowledge that a Closing may include multiple Properties hereunder. Purchaser and Wal-Mart acknowledge that Wal-Mart shall have the right to extend a Closing in the event, in connection with the sale of the subject Property, any governmental or quasi-governmental license, permit, or other approval becomes necessary or desirable for Wal-Mart’s continued use and operation of Wal-Mart’s adjacent or nearby property, as determined by Wal-Mart in its sole and absolute discretion.

16. Broker. Wal-Mart and Purchaser each represent and warrant to the other that no real estate broker, agent, commission salesman, or other person has represented the warranting party in the negotiations for and procurement of this Agreement or acquisitions of the Properties, provided certain commissions may be due and payable with respect to the sale to Purchaser of certain Properties, which commissions shall be the sole obligation of Wal-Mart. Each party agrees to defend, indemnify and hold the other hereunder harmless from and against any claim for any such commissions, fees or other form of compensation by any such third party claiming through the indemnifying party, including, without limitation, any and all claims, causes of action, damages, cost and expenses (including reasonable attorneys’ fees and court costs), associated therewith.

17. Purchaser’s Reports. Within ten (10) days of receipt thereof, Purchaser shall furnish to Wal-Mart a copy of any and all reports, inspection results, or other analyses regarding a Property, including but not limited to survey, soils tests, engineering studies or environmental studies, obtained by Purchaser with respect to any Property.

18. Condemnation. If, prior to a Closing, all or any portion of a Property shall be condemned by governmental or other lawful authority, Purchaser shall have the option of either (i) completing the purchase of such Property, in which event all condemnation proceeds or claims thereof with respect to such Property shall be assigned to Purchaser, or (ii) canceling this Agreement solely as to such Property with neither party having any rights against the other in connection such cancellation.

19. Time of the Essence. Time is expressly declared to be the essence of this Agreement.

20. Final Dates; Days. If the final day of any time period referenced herein falls upon a Saturday, Sunday, or holiday recognized by the U.S. Postal Service, then in such event the final day of such time period shall be extended to the next day which is not a Saturday, Sunday, or holiday recognized by the U.S. Postal Service. Wherever in this Agreement the word “days” is used, days shall be considered “calendar days” and not “business days”.

21. Entire Agreement. This Agreement contains the entire agreement between Purchaser and Wal-Mart with respect to the sale of the Properties, and there are no other terms, conditions, promises, undertakings, statements or representations, express or implied, concerning the sale contemplated by this Agreement.

22. Headings. The headings to the Sections hereof have been inserted for convenience of reference only and shall in no way modify or restrict any provisions hereof or be used to construe any such provisions. References to Sections of this Agreement shall also include all numbered and lettered subsections of such Section.

23. Counterparts. This Agreement, and any modifications, may be executed in one or more counterparts, including by facsimile, all parties need not be signatories to the same documents, and all counterpart signed documents shall be deemed to be an original and one (1) instrument.

24. Modifications. The terms of this Agreement may not be amended, waived, or terminated orally, but only by an instrument in writing signed by both Purchaser and Wal-Mart.

25. Attorneys’ Fees. Wal-Mart and Purchaser agree that if either party brings an action against the other party to enforce the terms hereof or to declare rights hereunder, each party shall pay their own attorneys’ fees and costs incurred therein.

26. Successors. This Agreement shall inure to the benefit of and bind the parties hereto and their respective successors/heirs and assigns.

27. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arkansas (without regard to Arkansas law that would allow or permit the application of any other state’s laws). The parties mutually consent and submit to the jurisdiction of the federal or state courts for Benton County, Arkansas, and agree that any action, suit or proceeding concerning this Agreement shall be brought only in such courts. The parties mutually acknowledge and agree that they will not raise, in connection with any such suit, action or proceeding brought in any federal or state court for Benton County, Arkansas, any defense or objection based upon lack of personal jurisdiction, improper venue, inconvenient forum or any other similar defense or objection. Notwithstanding the foregoing, if subject matter jurisdiction for any action exists only in the court(s) where a Property or Properties are located, then the parties agree that such action may be maintained in such court(s).

28. Confidentiality. Purchaser shall cause Purchaser and all of Purchaser’s agents, employees, consultants, contractors, attorneys, lenders, bankers, accountants, prospective brokers, future tenants and investors, to keep the terms and conditions of this Agreement confidential. Purchaser specifically recognizes the importance to Wal-Mart that any future negotiations Wal-Mart may have with other purchasers not be impacted by the provisions of this arms length agreement, and therefore Purchaser shall not disclose any of the economics nor any other provisions of this Agreement without express written consent of Wal-Mart, in Wal-Mart’s sole and absolute discretion. Notwithstanding the foregoing provisions of this Section, Wal-Mart, at Wal-Mart’s sole and absolute discretion, shall be permitted to release information to the public, or any other third party, that Wal-Mart has entered into this Agreement with Purchaser contemplating the sale of the Properties. Notwithstanding the foregoing provisions of this Section, Purchaser may disclose information to Purchaser’s employees, consultants, contractors, attorneys, lenders, bankers, accountants, prospective brokers, future tenants and investors, subject to Purchaser’s obligation to cause such parties to keep the terms and conditions of this Agreement confidential.

29. Compliance. Purchaser hereby warrants, represents, and covenants to Wal-Mart that in exercising Purchaser’s rights under this Agreement, Purchaser shall fully comply with any federal, state or local laws, regulations, ordinances, permits or other authorizations. This Section shall survive all Closings.

30. Termination Due to Effect on Wal-Mart Property. In the event the sale of a Carveout Property as contemplated herein would result in any of the following, Wal-Mart shall have the right, in Wal-Mart’s sole and absolute discretion, to terminate this Agreement as to such Carveout Property: (a) the creation or imposition by any governmental or quasi-governmental entity of any charge, cost, expense, assessment, claim, obligation, requirement, or any other liability of Wal-Mart or regarding Wal-Mart’s property or the business conducted thereon, or (b) the sale of such Carveout Property would in any way, in Wal-Mart’s sole and absolute discretion, impair the ability of Wal-Mart to operate Wal-Mart’s business on Wal-Mart’s property adjacent or contiguous to such Carveout Property. In the event of such termination, the Deposit allocated to such Carveout Property shall be refunded to Purchaser. Any termination shall not affect Purchaser’s obligations of reimbursement for cost and expenses incurred by Wal-Mart as provided herein, which obligations shall expressly survive any termination of this Agreement, in whole or as to any Property.

31. Termination For Inability to Obtain Permits. Purchaser shall diligently pursue and take any and all commercially reasonable actions to obtain any and all governmental or quasi-governmental licenses, permits, certificates, approvals, or other authorizations necessary for the construction of a Station (collectively, “Permits”) on each of the Properties. Purchaser shall file, with written notice of such filing date to Wal-Mart, all necessary applications for Permits regarding a Property on or before ten (10) days following the Development Plan Approval Date for a Property. In the event that Purchaser reasonably determines prior to the expiration of two hundred seventy (270) days following the filing for Permits for a Property (the “Initial Permitting Period”) Purchaser will not be able to obtain such Permits before the expiration of the Initial Permitting Period, Purchaser shall provide written notice to Wal-Mart, prior to the expiration of the Initial Permitting Period, a detailed time line of when Purchaser expects to obtain such Permits (“Permit Extension Notice”). Following receipt and approval of the Permit Extension Notice by Wal-Mart, which approval shall not be unreasonably withheld, conditioned or delayed, Wal-Mart shall provide Purchaser such additional time to obtain Permits for a Property, not to exceed one-hundred eighty (180) days (“Extended Permitting Period”, collectively with the Initial Permitting Period, the “Permitting Period”), during which time Purchaser shall continue to diligently pursue such Permits. In the event Purchaser fails to obtain Permits prior to the expiration of the Permitting Period either Purchaser or Wal-Mart may terminate this Agreement as to such Property, at which time and provided Purchaser has diligently pursued Permits for such Property during the Permitting Period, Purchaser shall be entitled to the Deposit applicable to such Property, provided Purchaser shall continue to be obligated to reimburse Wal-Mart for such portion of the costs and expenses associated with a Survey and Plat as set forth in Section 2.

32. Termination and Rescission Rights. The parties each understand and agree that Purchaser’s sole right to terminate, rescind, cancel or otherwise invalidate this Agreement or any portion hereof (other than Purchaser’s rights in connection with a Default by Wal-Mart) are those arising under Section 2, Section 3, Section 6, Section 18, and Section 31. In the event this Agreement is terminated, rescinded, or canceled with respect to any one or more of the Properties, this Agreement shall continue in full force and effect with respect to all other Properties. Any termination shall not affect Purchaser’s obligations of reimbursement for cost and expenses incurred by Wal-Mart as provided herein, which obligations shall expressly survive any termination of this Agreement, in whole or as to any Property.

33. Seller Approvals. Subject to the provisions of this Section, this Agreement and the sale of the Properties are wholly contingent upon Seller being able to obtain approval, from Seller’s applicable committees or boards. Seller shall notify Purchaser within thirty (30) days after the date of this Agreement of the decision of such committees or boards. If the decision is “yes” this Agreement shall continue in full force and effect. If the decision is “no”, this Agreement shall terminate and neither party shall have any further obligations whatsoever under the terms hereof; provided in the event of such termination Wal-Mart shall pay to Murphy the amount of $[*****] as independent consideration for Wal-Mart’s termination rights pursuant to this Section.

[Remainder of page left intentionally blank—Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the month, day and year first above written.

SELLER:

WAL-MART STORES, INC., a Delaware corporation

	By:	/s/ [†††††]

	Name:	[†††††]

	Title:	[†††††]

PURCHASER:

MURPHY OIL USA, INC., a Delaware corporation

	By:	/s/ [†††††]

[†††††]	Name:	[†††††]

	Title:	[†††††]

Exhibit “A-1” to Agreement of Sale

Legal descriptions of the Outlot Properties

[An updated legal description of a Property and a legal description of any access area may be supplied by Wal-Mart upon completion of a Survey and, subject to Wal-Mart’s approval, be deemed inserted at this point in the Agreement by written notice to Purchaser on or before a Closing for such Property.]

Exhibit “A-2” to Agreement of Sale

General Depiction of Carveout Properties

[An updated legal description of a Property and a legal description of any access area may be supplied by Wal-Mart upon completion of a Survey and, subject to Wal-Mart’s approval, be deemed inserted at this point in the Agreement by written notice to Purchaser on or before a Closing for such Property.]

Exhibit “B” to Agreement of Sale

Store #	City	State	State Address	Zip	County	Carve Out or Outlot	Selling Price	Lot Size (acres)	Outlot Description
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]

Store #	City	State	State Address	Zip	County	Carve Out or Outlot	Selling Price	Lot Size (acres)	Outlot Description
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]

Store #	City	State	State Address	Zip	County	Carve Out or Outlot	Selling Price	Lot Size (acres)	Outlot Description
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]

Exhibit “C” to Agreement of Sale

This instrument prepared by: Wal-Mart Stores, Inc. Sam M. Walton Development Complex 2001 S.E. 10th Street Bentonville, AR 72716-0550	Name and address of party responsible for taxes: Murphy Oil USA, Inc. 200 Peach Street P.O. Box 7000 El Dorado, AR 71730

Return recorded document to:

_______________________________

_______________________________

_______________________________

_______________________________

SPECIAL WARRANTY DEED

This SPECIAL WARRANTY DEED is made effective                                 , 20    , between WAL-MART STORES, INC., a Delaware corporation, with an address of 702 S.W. 8th Street, Bentonville, AR 72716 (“Grantor”); and MURPHY OIL USA, INC., a Delaware corporation, with an address of 200 Peach Street, El Dorado, AR 71730 (“Grantee”).

W I T N E S S E T H:

THAT GRANTOR, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, to Grantor in hand paid by Grantee, the receipt whereof is hereby acknowledged, does hereby forever grant, bargain, sell, convey and confirm to Grantee, and Grantee’s successors and assigns, a certain tract of land situated, lying, and being in the City of                                 ,                                  County, State of                                 , as more particularly described to wit:

See Exhibit “A” attached hereto and made a part hereof (“Property”);

TO HAVE AND TO HOLD said land unto Grantee, and Grantee’s successors and assigns, forever, with all tenements, appurtenances and hereditaments thereunto belonging, subject to easements, conditions, restrictions and other matters of record set forth on Exhibit “B” attached hereto (“Permitted Exceptions”), and subject to the following:

That certain document titled “Easements with Covenants and Restrictions Affecting Land” (“ECR”), dated even date herewith, by and between and Grantee, which ECR is filed concurrently herewith, including but not limited to Grantor’s rights to purchase the Property as set forth therein; and

That certain document titled “Environmental Indemnification and Release Agreement” (“Environmental Indemnification”), dated even date herewith, by Grantee for the benefit of Wal-Mart Stores, Inc., which Environmental Indemnification is filed concurrently herewith.

AND SAID GRANTOR does hereby warrant the title to said Property, and will defend the same against the lawful claims of all persons claiming by, through and under Grantor, but none other, subject to the Permitted Exceptions, the ECRs, Environmental Indemnification, and subject to real property taxes for the year of 20     , and thereafter.

GRANTOR AND GRANTEE EXPRESSLY UNDERSTAND AND AGREE THAT PURCHASER IS ACCEPTING THIS CONVEYANCE OF THE PROPERTY “AS IS” AND “WHERE IS” AS OF THE DATE HEREOF, AND WITH ALL FAULTS AND DEFECTS, LATENT OR OTHERWISE, AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES, EITHER EXPRESSED OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE, WITH RESPECT TO ANY THE FOLLOWING: (A) THE QUALITY AND PHYSICAL CONDITION OF THE PROPERTY (INCLUDING BUT NOT LIMITED TO ENVIRONMENTAL OR ECOLOGICAL CONDITION), (B) THE VALUE OF THE PROPERTY, (C) THE PROPERTY’S HABITABILITY, SUITABILITY, FITNESS FOR ANY PARTICULAR PURPOSE OR MERCHANTABILITY, (D) THE PRESENCE OR ABSENCE OF CONDITIONS ON THE PROPERTY THAT COULD GIVE RISE TO A CLAIM FOR PERSONAL INJURY, PROPERTY OR NATURAL RESOURCE DAMAGES, (E) THE PRESENCE OF HAZARDOUS OR TOXIC SUBSTANCES, MATERIALS OR WASTE, SUBSTANCES, CONTAMINANTS, OR POLLUTANTS ON, UNDER OR ABOUT THE PROPERTY, AND (F) THE INCOME OR EXPENSES FROM OR OF THE PROPERTY.

[Remainder of page left intentionally blank—Signature page follows]

IN WITNESS WHEREOF, Grantor has caused this instrument to be executed this                      day of                     , 20    .

WAL-MART STORES, INC., a Delaware corporation

By:
Name:
Title:

ACKNOWLEDGMENT

[INSERT STATE APPROPRIATE FORM OF ACKNOWLEDGEMENT]

Exhibit “A” to Special Warranty Deed

[Legal Description]

Exhibit “B” to Special Warranty Deed

[Permitted Exceptions]

Exhibit “D” to Agreement of Sale

This instrument prepared by and

when recorded return to:

[†††††], Esquire

Wal-Mart Stores, Inc.

Sam M. Walton Development Complex

2001 S.E. 10th Street

Bentonville, AR 72716-0550

EASEMENTS WITH COVENANTS AND

RESTRICTIONS AFFECTING LAND

This EASEMENTS WITH COVENANTS AND RESTRICTIONS AFFECTING LAND (“Agreement”) is made effective                                 , 20    , between                                            , a                                            , with an address of 702 S.W. 8th Street, Bentonville, AR 72716 (“Wal-Mart”); and MURPHY OIL USA, INC., a Delaware corporation, with an address of 200 Peach Street, El Dorado, AR 71730, and any successor or assigns thereto (“Murphy”).

W I T N E S S E T H:

WHEREAS, Wal-Mart is the owner of that certain tract or parcel of land situated in the City of                                 , County of                                 , State of                                 , identified as Tract 1 on the site plan attached hereto as Exhibit “A” and more fully described on Exhibit “B” (“Tract 1”); and

WHEREAS, Murphy is the owner of that certain tract or parcel of land situated in the                                 , County of                                 , State of                               , identified as Tract 2 on the site plan on Exhibit “A” (“Tract 2”) and more fully described on Exhibit “C”, which Tract 2 is contiguous to Tract 1; and

WHEREAS, Wal-Mart and Murphy desire subject Tract 1 and Tract 2 to the easements and covenants, conditions and restrictions hereinafter set forth.

NOW THEREFORE, for and in consideration of the premises, easements, covenants, conditions, restrictions, and encumbrances contained herein, the sufficiency of which is hereby acknowledged, Wal-Mart and Murphy do hereby agree as follows:

1. Definitions. Unless otherwise stated herein, capitalized terms used in this Agreement shall have the following meanings:

1.1. “Building Area” shall be the portions of Tract 2 on which buildings or other improvements are, or are permitted to be, located, as indicated on Exhibit “A-1”, attached hereto and made a part hereof.

1.2. “Common Areas” shall mean collectively the Tract 1 Common Area and Tract 2 Common Area.

1.3. “Tract 1 Common Area” shall mean the vehicular parking area, drive lanes and driveways on Tract 1 as such parking lot, drive lanes and driveways may be modified, reconfigured, altered, closed, constructed, reconstructed and removed at any time and from time to time in Wal-Mart’s sole and absolute discretion. Wal-Mart shall have the right, in Wal-Mart’s sole and absolute discretion, to restrict or limit the size of the Tract 1 Common Area, provided such restriction shall not materially and adversely affect Murphy’s rights under Section 2.2 herein.

1.4. “Tract 2 Common Area” shall be all of the Tract 2 except the Building Area.

1.5. “Tracts” as used herein shall mean Tract 1 and Tract 2. Reference to a Tract refers to Tract 1 or Tract 2.

2. Easements.

2.1. Grant of Tract 2 Common Area Access and Parking Easement. Murphy, as grantor, hereby grants to Wal-Mart, as grantee, and to the agents, customers, invitees, licensees, tenants and employees of Wal-Mart for the benefit of Tract 1, a nonexclusive easement over, through and around the Tract 2 Common Area for vehicular and pedestrian ingress and egress, vehicular parking, and to perform any maintenance, repairs and/or replacements as hereinafter provided.

2.2. Grant of Tract 1 Common Area Access and Parking Easement. Wal-Mart, as grantor, hereby grants to Murphy, as grantee, and to the agents, customers, invitees, licensees, tenants and employees of Murphy for the benefit of Tract 2, a nonexclusive easement over, through and around the Tract 1 Common Area for vehicular and pedestrian ingress and egress and customer vehicular parking, provided in the event a Station (as defined herein) is not operated from Tract 2, any future or other use of Tract 2 shall be required to self-park and the customer vehicular parking easement granted by Wal-Mart for the benefit of Tract 2 under this Section 2.2 is revoked and terminated and of no further force and effect with no right of reinstatement. Notwithstanding the above, Murphy shall not allow or permit any fuel delivery trucks to use any portion of the easement granted by Wal-Mart except such portion designated as the Tract 2 Truck Access Easement (“Truck Access Easement”) (if any) and shown on Exhibit “A”. Wal-Mart shall have the right to relocate or reconfigure any Truck Access Easement from time to time at the sole cost and expense of Wal-Mart.

2.3. Limitations on Use of Access and Parking Easements. Murphy shall not permit any agents, customers, invitees, licensees, tenants and employees of such party to park in the Tract 1 Common Area except and exclusively during the time as such agents, customers, invitees, licensees, tenants and employees are working in, utilizing or patronizing the business establishments located on the Tracts. Murphy shall not permit or allow any agents, customers, invitees, licensees, tenants and employees of Murphy to conduct any activity within the Tract 1 Common Area other than parking and ingress and egress to Tract 2, exclusively during the time such agents, customers, invitees, licensees, tenants and employees are working in, utilizing or patronizing the business establishments located on Tract 2. Murphy acknowledges and agrees that Wal-Mart shall have the right to sell any portion of Tract 1 in Wal-Mart’s sole and absolute discretion without notice to or consent from Murphy and free and clear of any and all easements and cross parking rights in favor of Murphy.

2.4. Utility Easements. Each party hereby establishes and grants to the other party a nonexclusive easement for the benefit of the owner of each Tract, on, across and under the Common Areas, to install, use, maintain and repair utility services, water and sprinkler lines, and distribution systems (including storm drains, sewers, utilities and other proper services necessary for the orderly development and operation of the Tract), now upon or hereafter installed on, across or under the Common Areas, to the extent necessary to service such Tract. The location of any utilities hereafter installed shall be determined by the owner of the Tract upon which such utilities are to be installed. Any such installed utility services may be relocated by the owner of a Tract on such owner’s Tract, subject to compliance with applicable laws, at the expense of the owner of that Tract, provided that such relocation shall not interfere with, increase the cost of, or diminish utility services. Any party intending to access another party’s Tract to construct, repair or replace any utility service shall provide fifteen (15) days’ prior written notice to the other party. Any party accessing the other’s property shall be solely responsible, at such accessing party’s expense, to restore such Tract to substantially the same condition as existed immediately preceding such construction, repair or replacement, including but not limited to the replacement of all concrete and asphalt paving, striping, landscaping, signage, sidewalks, structures and improvements. Notwithstanding anything contained herein to the contrary, Murphy shall conduct any construction, maintenance or repair activities on Tract 1 from October 31 through January 31 which would interfere with the use of Tract 1 by Wal-Mart and Wal-Mart’s customers, which shall be deemed to include, without limitation, any activities which would obstruct, affect or limit ingress and egress to, from or through Tract 1 or to the store located thereon, or any activities which would obstruct, affect or limit visibility of the store on Tract 1 or any signage or advertising for such store.

2.5. Wal-Mart Signage and Lights. Murphy hereby grants Wal-Mart easements, in such areas of Tract 2 or the Common Areas of Tract 2, as shown on Exhibit “A-1”, if applicable, and otherwise as reasonably agreed by Wal-Mart and Murphy, for the construction, installation, operation, maintenance, and replacement of pylon signs, monument signs, and parking lot lights, including, without limitation, such utility easements necessary for the operation thereof. Further, in the event that any third party has granted any signage right, including, without limitation, easements relating to sign advertisement and construction, and illumination of pylon, monument or any other type of signage, for the benefit of Tract 1 and Tract 2, Murphy hereby relinquishes, releases, quitclaims and waives any and all rights in and to such signage rights.

2.6. Drainage. Each party hereby establishes and grants a nonexclusive easement on such party’s Tract for the benefit of the owner of the other Tract to use, maintain and repair any storm water drainage system (the “Storm Drainage System”) now or hereafter located on either Tract, together with the right to discharge surface water runoff across portions of either Tract in accordance with the design of the Storm Drainage System. Notwithstanding anything contained herein to the contrary, Murphy shall conduct any construction, maintenance or repair activities on Tract 1 from October 31 through January 31 which would interfere with the use of Tract 1 by Wal-Mart and Wal-Mart’s customers, which shall be deemed to include, without limitation, any activities which would obstruct, affect or limit ingress and egress to, from or through Tract 1 or to the store located thereon, or any activities which would obstruct, affect or limit visibility of the store on Tract 1 or any signage or advertising for such store.

3. Indemnification. Each Party hereby indemnifies and holds the other harmless from any and all liability, damage, expense, causes of action, suits, claims, or judgments arising from personal injury, death, or property damage and occurring on or arising from the use of such indemnifying Party’s property, except to the extent caused by the intentional act or negligence of the other.

4. Insurance.

4.1. Murphy shall procure and maintain in full force and effect throughout the term of this Agreement general public liability insurance and property damage insurance against claims for personal injury, death or property damage occurring upon, in or about Tract 2. Such insurance shall afford protection to the limit of not less than $5,000,000.00 for injury or death of a single person, and to the limit of not less than $5,000,000.00 for any one occurrence, and to the limit of not less than $5,000,000.00 for property damage. Murphy shall provide Wal-Mart with certificates of such insurance from time to time upon written request to evidence that such insurance is in force. Such insurance may be written by additional premises endorsement on any master policy of insurance carried by the party which may cover other property in addition to the property covered by this Agreement. Such insurance shall provide that the same may not be canceled without ten (10) days prior written notice to Wal-Mart. Wal-Mart has the right to reasonably require an increase in such insurance amounts as deemed necessary by Wal-Mart.

4.2. At all times during the term of this Agreement, and except as otherwise provided in Section 4.5, Murphy shall keep improvements on Tract 2 insured against loss or damage by fire and other perils and events as may be insured against under the broad form of Uniform Extended Coverage Clause in effect from time to time in the state in which Murphy’s respective properties are located, with such insurance to be for the full replacement value of the insured improvements.

4.3. Policies of insurance provided for in Section 4.1 hereof shall name Wal-Mart as additional insured.

4.4. Murphy, for itself and Murphy’s property insurer, hereby releases Wal-Mart and the owner of Tract 1 from and against any and all claims, demands, liabilities or obligations whatsoever for damage to property or loss of rents or profits resulting from or in any way connected with any fire or other casualty whether or not such fire or other casualty shall have been caused by any negligence of Wal-Mart or by any agents, customers, invitees, licensees, tenants and employees of Wal-Mart. This release being to the extent that such damage or loss is covered by property insurance which Murphy is carrying or self-insuring, if applicable.

4.5. Murphy may self-insure any of the above required coverages if Murphy maintains a net worth of $200,000,000.00. No later than May 1st of each year, Murphy shall deliver to Wal-Mart written notice each year of Murphy’s election to self insure, along with copies of Murphy’s audited annual financial statements demonstrating compliance therewith. In the event Murphy shall cease to meet the net worth requirements during any intervening period, Murphy shall promptly notify Wal-Mart and immediately deliver to Wal-Mart proof of the insurance required by this Section 4.

5. Compliance. Murphy hereby warrants, represents and covenants to Wal-Mart that Murphy, in exercising Murphy’s rights or privileges and performing Murphy’s obligations under this Agreement, shall comply fully with any federal, state or local laws, regulations, ordinances, permits or other authorizations. In addition to the other representations contained herein, Murphy hereby warrants, represents and covenants to Wal-Mart that Murphy shall comply fully with any federal, state or local laws, regulations, ordinances, permits or other authorizations or approvals or other requirements relating to storm water discharges or the control of erosion or sediment discharges from construction projects, including but not limited to the Clean Water Act, 33 U.S.C. § 1251 et seq., and the Storm Water General Permit for Discharges Associated with Construction Activities (collectively the “Storm Water Requirements”) (including without limitation preparing a Storm Water Pollution Prevention Plan (if applicable) to avoid negatively impacting any erosion or sediment controls during earth-disturbing activities, if any) in exercising any rights or privileges and performing Murphy’s obligations under this Agreement, Murphy recognizing and affirming Wal-Mart would not enter into this Agreement without this warranty, representation and covenant from Murphy. Furthermore, Murphy hereby warrants, represents and covenants to Wal-Mart that Murphy shall (i) comply in all respects with all immigration laws, statutes, rules, codes and regulations, (ii) properly maintain all records required by the United States Citizenship and Immigration Services (the “USCIS”), including without limitation, the completion and maintenance of the Form I-9 for each of Murphy’s employees and employees of the owner and occupant of Tract 2, and (iii) timely respond to any inspection requests relating to such I-9 Forms. Murphy and each owner or occupant of Tract 2 shall fully cooperate in all respects with any audit, inquiry, inspection or investigation that may be conducted by the USCIS of Murphy or such occupant or owner, or any of Murphy’s, occupant’s or owner’s employees. Murphy and each occupant and owner of Tract 2 shall, on a bi-annual basis during the term of this Agreement, conduct an audit of the I-9 Forms for Murphy’s, occupant’s and owner’s employees, and shall promptly correct any defects or deficiencies which are identified as a result of such audit. Murphy warrants, represents and covenants that Murphy shall require any and all contractors and subcontractors performing any work for Murphy to comply with the covenants set forth in this Section. Murphy recognizes and affirms Wal-Mart would not enter into this Agreement if Murphy did not agree to such conditions, representations, warranties and covenants above.

In addition to the other representations contained herein, Murphy hereby warrants, represents and covenants to Wal-Mart that Murphy shall comply fully with any federal, state or local laws, regulations, ordinances, permits or other authorizations or approvals or other requirements relating to underground storage tanks, including but not limited to, the Solid Waste Disposal Act, 42 U.S.C. § 6991, et seq., in exercising any rights or privileges under this Agreement, Murphy recognizing and affirming that Wal-Mart would not enter into this Agreement without this warranty and representation from Murphy. Murphy shall provide Wal-Mart with prompt notice of, and copies of all documentation relating to any spill or release of fuel required to be reported to any local, state, or federal authority or which has the potential to impact Tract 1. Such notification shall not be construed as requiring Wal-Mart to take any action or as having any responsibility for such spill, release or notice of violation.

6. Maintenance.

6.1. Maintenance by Murphy. Tract 2 shall be kept neat, orderly, planted in grass and trimmed until improvements are constructed thereupon. Following completion of construction of improvements on Tract 2, Murphy shall maintain such improvements and Common Areas in good condition and repair. The maintenance of Tract 2 shall include, without limitation, the following as reasonably necessary: (a) maintaining the surfaces in a level, smooth and evenly-covered condition with the type of surfacing material originally installed or such substitute as shall in all respects be equal in quality, use, and durability; (b) removing all papers, ice and snow, mud and sand, debris, filth and refuse and thoroughly sweeping the area to the extent reasonably necessary to keep the area in a clean and orderly condition; (c) placing, keeping in repair and replacing any and all necessary and appropriate directional signs, markers and lines to provide for reasonably safe pedestrian and vehicular traffic; (d) operating, keeping in repair and replacing, where necessary, such artificial lighting facilities necessary and appropriate to provide for reasonably safe pedestrian and vehicular traffic; (e) maintaining and repainting when necessary or as required under Section 9.2 hereof all perimeter and exterior building walls, including but not limited to all retaining walls in a good condition and state of repair; (f) maintaining, mowing, weeding, trimming and watering all landscaped areas and making such replacements of shrubs and other landscaping as is necessary; (g) maintaining elements of the Storm Drainage System.

6.2. Maintenance of Truck Access Easement. Wal-Mart shall maintain the Truck Access Easement, including the installation of high density or heavy duty concrete. Murphy shall be responsible for twenty-five percent (25%) of the cost thereof and Wal-Mart shall be responsible for seventy-five percent (75%) of the cost thereof. Murphy shall pay Wal-Mart such amounts within thirty (30) days after receipt of an invoice therefor.

6.3. Shared Accessways. Murphy shall, at its sole cost and expense, maintain any and all access drives on Tract 2 that provide access to Tract 1 and Tract 2 from any other property or public right of way. In the event that Wal-Mart, as part of any other maintenance or improvements on Tract 1, performs any maintenance of any access drives on Tract 1 that provide access to Tract 1 and Tract 2 from any other property or public right of way, Wal-Mart shall provide an invoice to Murphy for Murphy’s pro rata share of the costs of such maintenance based on the ratio of square footage of Tract 2 to the total square footage of Tract 1 and Tract 2, with supporting documentation, which shall be due and payable within thirty (30) days of receipt of such invoice.

6.4. Third Party Reimbursements. Notwithstanding the above, for any maintenance costs payable by Murphy, Wal-Mart agrees that if Wal-Mart has any right to contribution or reimbursement from any third parties (“TP Reimbursements”) for any such maintenance performed, Wal-Mart will not seek recovery from Murphy for such costs, and will proportionately reduce the amount due by Murphy. Wal-Mart agrees to provide Murphy with copies of all documentation regarding TP Reimbursements or a certification that there are no TP Reimbursements on or before sending any invoices to Murphy.

7. Use.

7.1. Use of Tract 2. Murphy covenants that Tract 2 shall only be used for the purpose of operating a motor vehicle fueling facility for petroleum based fuels (“Station”), which may include a convenience store kiosk not to exceed 1,200 square feet (measured from the outside wall), for the sale of (i) limited sundry items, including but not limited to items similar to the following: cigarettes, tobacco, smokeless tobacco, tobacco accessories (such as lighters), beer, soft drinks, water, milk, candy, mints/gum, salty snacks, sweet snacks, meat snacks, ice cream, bread, health and beauty aids (only in the area described in (ii) below), novelty items, newspapers and publications, ice, packaged sandwiches, motor oil, washer fluid, winter car items (such as scrapers), gloves, fountain drinks, coffee, cappuccino/specialty coffee, phone cards, prepaid telecommunications, prepaid debit, batteries, film, lottery, lotto, car wash, money orders, water softener salt, and snow melter (collectively, “Sundry Items”), and (ii) four feet (4’) sectional area no more than six feet (6’) in height for the sale of health and beauty items. Wal-Mart and Murphy agree that the Station may sell the Sundry Items so long as such items are sold in a neat and orderly manner, exclusively in the kiosk or under the canopy (and also a six feet (6’) by six feet (6’) additional merchandise sales area contiguous to the perimeter of the physical canopy, located directly in front of the kiosk) of the Station, constructed or to be constructed on Tract 2, and further subject to the following:

7.1.1. Murphy agrees not to sell, lease or rent pornographic materials or drug related paraphernalia at or from the Station.

7.1.2. Murphy agrees that Tract 2 shall not be used for or in support of the following: (a) a discount store, wholesale membership/warehouse club, grocery store/supermarket, pharmacy/drug store; (b) movie theater or bowling alley; (c) health spa/fitness center; (d) adult book store, adult video store (an adult video store is a video store that sells or rents videos that are rated NC-17, X, XX, XXX, or of a rating assigned to works containing material more sexually explicit than R, by the film rating board of the Classification and Rating Administration), pawn shop, bar, night club, gaming activities (including, but not limited to gambling, electronic gaming machines, slot machines and other devices similar to the aforementioned), billiard parlor, any place of recreation/amusement, or any business which revenues derived from the sale of alcoholic beverages for on or off premises consumption exceeds twenty-five percent (25%) of such business’ total revenue; (e) any business or facility used in growing, delivering, transferring, supplying, dispensing, dispersing, distributing or selling marijuana or any synthetic substance containing tetrahydrocannabinol, any psychoactive metabolite thereof, or any substance chemically similar to any of the foregoing, whether by prescription, medical recommendation or otherwise, and whether consisting of live plants, seeds, seedlings or processed or harvested portions of the marijuana plant; (f) any business whose source of revenue from the cashing of checks is not immaterial to the total non-fuel item revenue; or (g) any business making short-term or “payday advance” type loans or tax preparation.

7.1.3. Murphy agrees not to sell tires or automotive batteries at the Station.

7.1.4. Murphy may install an automated teller machine (“ATM”) banking facilities at the Station, if approved by Wal-Mart, in Wal-Mart’s reasonable discretion, in connection with Wal-Mart’s review and approval of the Development Plan, provided that the installation of such ATM does not conflict with other agreements, including any agreements to which Wal-Mart is a party that prohibit or restrict the location of an ATM on Tract 2.

7.1.5. With the exception of storage solutions that Wal-Mart has previously agreed to in writing, unless approved by Wal-Mart, in Wal-Mart’s reasonable discretion, in connection with Wal-Mart’s review and approval of the Development Plan, Murphy shall not permit outside storage of any products or goods on Tract 2.

7.1.6. With the exception of car washes that Wal-Mart has previously agreed to in writing, unless approved by Wal-Mart, in Wal-Mart’s reasonable discretion in connection with Wal-Mart’s review and approval of the Development Plan, Murphy shall not install or construct any car wash or other use not specifically set forth herein.

7.1.7. Other than an ATM as permitted pursuant to the terms of Section 7.1.4 above and fuel dispensing apparatuses, no vending or similar machines (except a maximum of two (2) ice bins located adjacent to each other (no more than six and one quarter (6.25) feet in width per ice bin), air vacuums, water kiosks, coffee kiosks, propane tank racks and pay phones, the locations of which must be approved by Wal-Mart in writing or approved by Wal-Mart as shown on the Development Plan, shall be permitted to be operated or installed on Tract 2 without the prior written consent of Wal-Mart, in Wal-Mart’s reasonable discretion. In no event shall the installation of water kiosks and coffee kiosks conflict with other agreements, including any agreements to which Wal-Mart is a party that prohibit or restrict the location of such water kiosks and coffee kiosks on Tract 2

7.1.8. Murphy shall continuously operate each Station or other single tenant retail location on a daily basis, not less than six (6) continuous hours per day. In the event a Station is closed or not operated for a period of thirty (30) consecutive days, excluding closures for remodeling, or as required by casualty or force majeure, Murphy shall cause all improvements located on Tract 2 to be removed.

7.1.9. Murphy shall not use or allow the use of the Station or any other part of Tract 2 for advertising or promotion of any political candidates, political parties, or for any political or non-retail purpose, except as expressly provided herein.

7.1.10. In no event shall Murphy or any operator of or from Tract 2 (i) accept or advertise any fuel discount or rebate program, or customer incentive or benefit programs offered by any competitors of Wal-Mart at or from any operations or Station on Tract 2, or (ii) brand, name, promote, advertise, or otherwise support Tract 2, the Station or operations from Tract 2 in the name of a competitor of Wal-Mart. The determination of competitor or competitors under this Section 7.1.10 shall be determined by Wal-Mart in Wal-Mart’s sole and absolute discretion.

7.1.11. No building with multiple tenants or occupants shall be permitted on the on Tract 2.

7.2. Use of Tract 1. Notwithstanding any terms, conditions or interpretations to the contrary herein or hereof, in no event shall Wal-Mart be deemed or required to continuously operate any business establishment on or from Tract 1, and none of the rights, representations, covenants and conditions in this Section 7 shall restrict the present or future use, operation or development of Tract 1. Nothing in this Agreement shall be construed or interpreted as giving Murphy any exclusive rights to sell any products.

8. Signage and Advertising. Advertising signs or video screens located on Tract 2 may be erected or displayed under the canopy as long as there is no advertising content involving a competitor of Wal-Mart. Signs located on Tract 2 shall not contain images or words that are offensive to the ordinary reasonable person (whether cloaked in images, words, or phrases carrying double meanings). Notwithstanding the prior sentence, no banners or signs shall be placed on Tract 2, except Murphy shall be permitted to place (i) two (2) banners on the canopy, (ii) three (3) windmaster signs, and (iii) such other signs under the canopy which are attached to pumps, kiosks, poles and spanners. Notwithstanding the foregoing, Murphy agrees to replace any and all signs that contain content Wal-Mart reasonably deems unacceptable within thirty (30) days after Wal-Mart sends notice thereof. Wal-Mart shall have the right to place signage on Tract 2, including the Station, and to advertise on any electronic media used by Murphy at the Station.

9. Construction of Improvements on Tract 2.

9.1. Approval of Development Plan. Notwithstanding anything contained herein to the contrary, Wal-Mart reserves the right to review and approve, in Wal-Mart’s sole and absolute discretion, prior to submission by Murphy of any documents to any governmental authorities for approval, commencement of any construction or alteration by Murphy of any buildings, Tract 2 Common Area, landscaping or other improvements on Tract 2, including but not limited to the review and approval of: (i) site plans, including setbacks from lot lines, location, configuration and dimensions of parking areas and spaces, driveways and service areas, placement of building(s) and other improvements including square footage of building(s), location of trash collection, location of ATM’s, pay phones, water kiosks, coffee kiosks, propane tank racks and air vacuums, if any, stop signs and bars at all curb cuts, and the location of existing Wal-Mart signage (if any) on Tract 2; (ii) architectural design, color scheme, landscaping plans, height of structures and façade materials, (iii) utility plans including all utility connections (including electric and telephone); (iv) grading plans including stormwater management and detailed elevations; (v) erosion and sediment control plans including rock construction entrances (to be in place prior to any construction), silt fence (to be in place prior to any construction) and other erosion controls required on Tract 2; (vi) exterior elevations of the front, back, and both sides of the building(s), including height; (vii) exterior signage plans indicating the dimensions of exterior pylon or monument signage and the design of the sign panel(s) to be placed onto the sign structure (collectively the “Development Plan”). Said Development Plan is to be prepared by certified/licensed architects and/or engineers and shall conform to the restrictions set forth above. Murphy shall deliver full-sized plans of the said Development Plan to Wal-Mart for Wal-Mart’s approval prior to submitting same to any governmental or quasi-governmental entity for approval. Wal-Mart shall have thirty (30) days after receipt of the Development Plan from Murphy to approve or disapprove the Development Plan in writing. In the event Wal-Mart does not respond in writing prior to the expiration of this thirty (30)-day period, Murphy shall provide written notice (“Respond Notice”) by overnight mail of such failure to respond and contact Wal-Mart via telephone regarding the Respond Notice. The Respond Notice shall refer to this Agreement by date, property location and recording information, refer to this Section 9.1, and state “WAL-MART HAS FAILED TO RESPOND TO THE PROPOSED DEVELOPMENT PLAN REGARDING THE SUBJECT PROPERTY. PLEASE BE ADVISED THAT FAILURE OF WAL-MART TO RESPOND TO THE DEVELOPMENT PLAN WITHIN THIRTY (30) DAYS FROM WAL-MART’S RECEIPT OF THIS NOTICE SHALL BE DEEMED APPROVAL OF SUCH DEVELOPMENT PLAN AS PROVIDED IN SECTION 9.1 OF THE SUBJECT EASEMENTS WITH COVENANTS AND RESTRICTIONS AFFECTING LAND.” In the event Wal-Mart fails to respond to the Respond Notice within thirty (30) days following receipt of such Respond Notice by Wal-Mart, said Development Plan shall be deemed approved. If the Development Plan is disapproved, Wal-Mart shall give the reasons for such disapproval, and Murphy shall resubmit to Wal-Mart a revised Development Plan incorporating Wal-Mart’s suggested revisions within thirty (30) days from the date of Murphy’s receipt of Wal-Mart’s disapproval, and the same time schedule as mentioned above shall be repeated until the Development Plan is approved by Wal-Mart. Under this provision, Murphy shall not submit more than ten (10) plans in any thirty (30) day period. In the event a Development Plan is modified or changed in any material respect following approval by Wal-Mart hereunder, whether by Murphy or in response to public, governmental, quasi-governmental or third-party requirements or requests, Wal-Mart shall have the same review and approval rights above as to such modified or changed Development Plan.

9.2. Conformity with Tract 1 Color Scheme. In the event Wal-Mart alters or amends the color scheme of the improvements on Tract 1, in Wal-Mart’s sole and absolute discretion, Murphy, at Murphy’s sole cost and expense, shall cause the improvements on Tract 2 to conform to such revised color scheme, in a manner reasonably determined by Wal-Mart, within sixty (60) days following Wal-Mart’s written request therefor.

9.3. Remodel. Murphy agrees to remodel Murphy’s facilities at the same time Wal-Mart remodels Wal-Mart’s store, but in no event more than once every three (3) years, unless agreed by both Murphy and Wal-Mart that a remodel is not necessary at the time and/or Murphy’s facility is less than three (3) years old. Such remodeling shall include, without limitation, the following, as needed: (a) repainting of all exterior and interior walls and canopies, provided however, that no repainting shall be required for any powder coated metal surfaces or other “maintenance free” surfaces; (b) remodeling restrooms to ensure compliance with Federal Americans with Disabilities Act guidelines; (c) replacing of all exterior doors and/or repairs to existing doors and frames; (d) replacing floor tile; (e) replacing ceiling tile; (f) replacing and/or repairing canopy and interior lighting; (g) restriping of parking lot; (h) replacing of Disabled Parking signs; and (i) renewing or rejuvenating of landscaped areas.

9.4. Commencement and Completion of Improvements. Upon commencement of improvements pursuant to an approved Development Plan as provided above, Murphy shall diligently pursue the completion of such improvements in accordance therewith and in accordance with all applicable laws, rules, regulations and ordinances. Notwithstanding anything contained herein to the contrary, Murphy shall not construct any improvements from October 31 through January 31 which would interfere with the use of Tract 1 by Wal-Mart and Wal-Mart’s customers, which shall be deemed to include, without limitation, any activities which would obstruct, affect or limit ingress and egress to, from or through Tract 1 or to the store located thereon, or any activities which would obstruct, affect or limit visibility of the store on Tract 1 or any signage or advertising for such store.

9.5. Storm Water Drainage Permit. Prior to any construction activities on Tract 2, Murphy shall file a Notice of Intent, where applicable, for coverage under local, state, or federal General Permit for Storm Water Discharges Associated with Construction Activity or similar program.

10. Right of First Refusal; Right of First Offer.

10.1 Right of First Refusal. In the event that at any time Murphy shall elect to convey, sell, or transfer (hereinafter “Transfer”) Tract 2, or any portion thereof (Tract 2 and any portion thereof being herein referred to as an “Offered Tract”), Wal-Mart shall have a right of first refusal to purchase all of Murphy’s interest in such Offered Tract in accordance with the procedures hereinafter set forth. Prior to Murphy entering into a purchase agreement or any other agreement whereby Murphy would effectuate a Transfer (a “Proposed Purchase Agreement”) for any Offered Tract, Murphy shall submit a complete copy of the Proposed Purchase Agreement to Wal-Mart. Wal-Mart shall have sixty (60) days (“Option Period”) from the date of Wal-Mart’s receipt of the Proposed Purchase Agreement in which to notify Murphy of Wal Mart’s election, in Wal-Mart’s sole discretion, to (i) purchase all of Murphy’s interest in the Offered Tract substantially in accordance with the terms and conditions of the Proposed Purchase Agreement, or (ii) not purchase the Offered Tract. In the event Wal-Mart elects (ii) above, or fails to notify Murphy of Wal-Mart’s election under (i) or (ii) above prior to the expiration of the Option Period, Murphy shall have the right to sell the Offered Tract upon the terms and conditions set forth in the Proposed Purchase Agreement to the purchaser designated therein, provided in the event Murphy fails to consummate said sale within one hundred eighty (180) days after Wal-Mart’s election under (ii) above, or deemed election not to purchase the Offered Tract (the “Permitted Sale Period”), then Wal-Mart’s right of first refusal shall continue to apply in full force and effect with respect to any future proposed or pending Transfer of the Offered Tract. Upon the consummation of the Proposed Purchase Agreement between Murphy and the prospective purchaser (or its assigns or designees) within the Permitted Sale Period, Wal-Mart’s right of first refusal shall terminate as to such Offered Tract. Notwithstanding the foregoing, in the event a Transfer is a deemed Transfer based on a lease of an

Offered Tract for a term greater than ten (10) years as set forth below, Wal-Mart’s right of first refusal shall not terminate, but shall continue on the terms and conditions set forth herein regarding any future Transfer of the Offered Tract, or portion thereof. In the event Wal-Mart shall elect to purchase the Offered Tract under (i) above, then subject to the provisions of this Section, Wal-Mart shall consummate the purchase of the Offered Tract substantially in accordance with the terms of the Proposed Purchase Agreement, and Murphy shall convey the Offered Tract to Wal-Mart or Wal-Mart’s designee in the manner set forth in the Proposed Purchase Agreement, provided (a) in no event shall Wal-Mart be required to close in less than ninety (90) days, and (b) Wal-Mart shall have a due diligence period of no less than sixty (60) days, following execution of an agreement of purchase and sale regarding an Offered Tract. Notwithstanding any terms or conditions to the contrary herein, any proposed lease of Tract 2 for a term, including option terms, equal to or greater than an aggregate total of ten (10) years shall be deemed a Transfer of Tract 2 and subject to the right of first refusal of Wal-Mart herein, provided the purchase price shall be the fair market value of the Offered Tract, as reasonably determined by Wal-Mart and Murphy, and the terms and conditions of the agreement of purchase and sale shall be such as reasonably agreed upon by the parties consistent with the terms and conditions in the previous sentence. Notwithstanding the immediately preceding sentence, any sale-leaseback transaction involving Tract 2, irrespective of form, that is not part of a Permitted Transfer, as defined below, and which complies with the requirements for recognition as a capital lease or financing lease under Generally Accepted Accounting Principles, shall not trigger Wal-Mart’s first refusal rights hereunder; provided that in such event, such first refusal rights shall not be impaired and shall continue notwithstanding such sale- leaseback transaction as to a Transfer of the leasehold interest of Murphy to any party which is not an Affiliate of Murphy. Any attempted Transfer of Tract 2 in violation of this Section 10 shall be void. The term “Affiliate as used herein shall mean any entity which is directly or indirectly controlled by Murphy or Murphy Oil Corporation.

10.2 Right of First Offer. Notwithstanding any provision of this ECR to the contrary, the following circumstances shall not be deemed a Transfer under this ECR and shall not be subject to Wal-Mart’s right of first refusal:

(a) Any sale, conveyance, transfer or other assignment of Tract 2 in connection with Murphy’s direct or indirect sale, conveyance, transfer and/or assignment to one or more third parties (whether affiliated or unaffiliated with Murphy) of all or substantially all of its gas station parcels located adjacent to a Wal-Mart store and previously leased from Wal-Mart or purchased from Wal-Mart, or Wal-Mart’s affiliates (“Adjacent Sites”) (any such sale, conveyance transfer and/or assignment hereafter referred to as a “Permitted Transfer”); and/or

(b) Murphy mortgages, pledges, or otherwise encumbers all or any portion of its interest in Tract 2 in connection with any bona fide secured financing. Provided, any sale or other disposition as the result of a foreclosure sale by the secured lender or its assignee(s) in connection with the secured financing shall, upon the consummation of the transfer of title from Murphy to a transferee following the foreclosure sale, terminate Wal-Mart’s right of first refusal and right of first offer with respect to Tract 2, provided Wal-Mart is provided written notice of such foreclosure sale no less than thirty (30) days prior to such date of foreclosure sale. Additionally, Wal-Mart’s right of first refusal or right of first offer shall not apply to any deed in lieu of foreclosure to the secured lender or its assignee(s), provided such right of first refusal and right of first offer shall apply to the immediately subsequent sale or transfer following such deed in lieu of foreclosure transfer, and none other, by such secured lender or its assignee.

The occurrence of (i) Murphy’s authorization of a plan to market all or substantially all of the Adjacent Sites for a Permitted Transfer, or (ii) Murphy’s receipt of an unsolicited, bona fide formal written offer from any unaffiliated third party offering to enter into a Permitted Transfer (a “Third Party Offer”), with

Murphy which Murphy intends to accept, shall each be referred to as a “ROFO Event”. Upon the occurrence of a ROFO Event, Murphy shall give Wal-Mart written notice of the ROFO Event and provide Wal-Mart with a copy of any marketing or offering materials made available to third parties, and such financial information in Murphy’s possession relating to the value of the Adjacent Sites or ROFO Event as reasonably requested by Wal-Mart in writing to enable Wal-Mart to estimate the value of the ROFO Event; provided that, for the avoidance of doubt, Murphy shall not be required to provide Wal-Mart with the terms of the Third Party Offer or any information received from a third party in connection with a Third Party Offer. Wal-Mart shall hold all information provided pursuant to this Section 10.02 in confidence in accordance with Section 10.03 herein. Murphy agrees not to enter into a legally binding definitive agreement for the ROFO Event for a period of ninety (90) days after delivering written notice to Wal-Mart regarding the occurrence thereof (the “Waiting Period”). Wal-Mart shall have the right, but not the obligation to present Murphy with a formal written offer for the ROFO Event (the “Wal-Mart Offer”) during the Waiting Period. If submitted, the Wal-Mart Offer shall remain in effect for a period of one (1) year after expiration of the Waiting Period, unless revoked in writing by Wal-Mart prior to Murphy’s acceptance thereof. In the event Wal-Mart fails to submit a Wal-Mart Offer prior to the expiration of the Waiting Period, Murphy shall have the right to accept an offer for a ROFO Event from any third party (each an “Outside Offer”).

In the event Wal-Mart submits a Wal-Mart Offer prior to the expiration of the Waiting Period, then for a period of one (1) year thereafter, Murphy shall not be permitted to accept an Outside Offer unless (i) the consummation of such Outside Offer will result in Murphy’s receipt of net consideration greater than the Wal-Mart Offer (provided Murphy shall not be required to accept the Wal-Mart Offer in the event such acceptance would result in a breach of the fiduciary duties of Murphy’s board of directors, as reasonably determined by Murphy), or (ii) Wal-Mart withdraws the Wal-Mart Offer. Murphy shall give Wal-Mart written notice of its acceptance of the Wal-Mart Offer, or rejection of the Wal-Mart Offer in the event Murphy accepts an Outside Offer as permitted herein, within three (3) days after acceptance or rejection, as the case may be.

Murphy’s failure to accept an Outside Offer within one (1) year after the expiration of the Waiting Period shall reinstate the Waiting Period for an additional ninety (90) days and the cycle of one (1) year free-marketing periods, followed by the reinstatement of a ninety (90) day Waiting Period shall continue until Murphy consummates a Permitted Transfer or Murphy rescinds authorization for the Permitted Transfer. In addition, Murphy’s failure to consummate an Outside Offer within one hundred eighty (180) days after acceptance of an Outside Offer shall reinstate Wal-Mart’s right to submit a Wal-Mart Offer with respect to any pending or future Permitted Transfer in accordance with the requirements of this section. If Murphy accepts the Wal-Mart Offer, the parties shall consummate the Permitted Transfer substantially in accordance with the terms of the Wal-Mart Offer within sixty (60) days after Murphy’s acceptance thereof.

Notwithstanding any contrary provision of this Agreement, Wal-Mart’s option rights with respect to a Permitted Transfer shall be limited to only those rights set forth in this section. No ROFO Event shall be deemed to have occurred upon the granting of any mortgage or other security interest in Tract 2 in connection with any secured financing described in and subject to clause (b) above. No ROFO Event shall be deemed to have occurred as a result of a direct or indirect internal assignment or transfer of Tract 2 (including a leasehold interest in Tract 2) and/or equity interests in Murphy to any current or future parent company of Murphy or Affiliate, or any combination thereof (“In House Transfer”). Notwithstanding any provision of this Agreement to the contrary, any Permitted Transfer involving (i) a (A) reorganization or consolidation of, or merger with, of or into, Murphy (or any current or future parent company or other entity which controls or ultimately controls Murphy), or (B) transfer of any of the securities of, or change in control of, (1) Murphy Oil Corporation (or any current or future parent company or other entity which controls or ultimately controls Murphy Oil Corporation) or (2) following completion of a spin-off, split-off or initial public offering of the securities of Murphy (or any current or future parent company or other entity which controls or ultimately controls Murphy), Murphy (or any current or future parent company or other entity which controls or ultimately controls Murphy), in each case, including without limitation any spin-out, spin-off, merger, split-off or split-up (whether public or private), (ii) any direct or indirect public securities offering or dividend distribution of the equity interests in Murphy (or a current or future parent company or other entity which controls or ultimately controls Murphy) or (iii) any sale-leaseback transaction, irrespective of form, which complies with the requirements for recognition as a capital lease or financing lease under Generally Accepted Accounting Principles shall not be a ROFO Event or otherwise subject to the Waiting Period or any right of Wal-Mart to submit a Wal-Mart Offer. Notwithstanding the preceding sentence, in the event (x) In House Transfers are made, any subsequent attempted simultaneous transfer (excluding Permitted Transfers in connection with, or as described in, (i), (ii), or (iii) above, or subsequent In House Transfers) to a third party of the equity interests of the Affiliates which collectively own or indirectly control all or substantially all of the Adjacent Sites, shall be a ROFO Event subject to Wal-Mart’s first offer rights as set forth above, and (y) In House Transfers are made, any subsequent attempted transfer to a third party (excluding subsequent In House Transfers) of the equity interests of the Affiliates which collectively own or indirectly control less than substantially all of the Adjacent Sites (other than, for the avoidance of doubt, any such transfer that forms part of a sale, conveyance, transfer or assignment of all or substantially all of the Adjacent Sites to such third party, provided such proposed transfer of all or substantially all of the Adjacent Sites shall be deemed a ROFO Event unless a Permitted Transfer in connection with, or as described in, (i), (ii), or (iii) above ), shall be a subject to Wal-Mart’s right of first refusal pursuant to Section 10.1 above. Murphy covenants and agrees with Wal-Mart that Murphy will not attempt to structure a transaction or series of transactions to circumvent Wal-Mart’s first offer rights or first refusal rights with regard to a Permitted Transfer, such as for example and not by way of limitation, creating a holding company to hold all the stock of the Affiliate and then attempting to enter a transaction involving the holding company interests to avoid the ROFO Event. In no event shall any of the provisions of this Section 10 require the board of directors of Murphy to breach any fiduciary duty owed to the shareholders of Murphy. Notwithstanding any terms or conditions to the contrary herein, in no event shall Murphy be entitled to enter into a Permitted Transfer to a Competitor (as defined in this Section) of Wal-Mart, as reasonably determined by Wal-Mart and regardless of where such competition occurs, which would result in such Competitor directly or indirectly having control over a Station. As used in this Section, the term “Competitor” shall mean any entity or organization which owns, operates, or controls (directly or indirectly): (i) a grocery store or supermarket; (ii) a wholesale club operation similar to that of a Sam’s Club; (iii) a discount department store or other discount retailer similar to any of the various Wal-Mart store prototypes; or (iv) a pharmacy or drug store, provided the term Competitor shall not include a Gas Station Operator (as defined herein). The term “Gas Station Operator” shall mean an entity which is primarily and principally in the business of owning, operating or providing fuel to vehicle fueling stations, provided Gas Station Operator shall not include an entity (and such entity shall be a Competitor as defined above) that is in the business of, or owned or ultimately controlled by any entity in the business of, owning, operating, or controlling (directly or indirectly): (i) a grocery store or supermarket; (ii) a wholesale club operation similar to that of a Sam’s Club; (iii) a discount department store or other discount retailer similar to any of the various Wal-Mart store prototypes; or (iv) a pharmacy or drug store. A Competitor shall not be restricted to any particular location of the Competitor with regards to a Station or Wal-Mart’s operations from Tract 1, nor shall a Competitor be required to be a Competitor directly with regards to the Wal-Mart operations from Tract 1.

Section 10.3. Confidentiality. Murphy and Wal-Mart shall each cause their respective officers, employees, consultants, attorneys, lenders, bankers, accountants, to keep the information provided between Murphy and Wal-Mart with regards to a ROFO Event confidential. Notwithstanding the foregoing provisions of this Section, either party shall be permitted to release information to the public, or any other third party, that such party has entered into an agreement arising out of a ROFO Event. A parties sole remedy hereunder shall be for injunctive relief and in no event shall any party be entitled to monetary damages.

10.4 Consideration, Purpose and Intent of Transfer Restriction. Wal-Mart and Murphy acknowledge the following facts and circumstances, among other fact and circumstances not specifically set forth below, justify the rights of Wal-Mart pursuant to this Section 10 regarding a Transfer of Tract 2 or a Permitted Transfer by Murphy: (a) Tract 2 is a smaller and congruous tract to Tract 1; (b) the proximity of Tract 2 to Tract 1 requires common objectives with respect to the maintenance and condition of Tract 2 because the maintenance and condition of Tract 2 may negatively affect the appearance, use or operations of Tract 1 and the Wal-Mart stores located thereon; (c) the routes of ingress and egress to Tract 2 are the same as the routes of ingress and egress to Tract 1 and such routes, and maintenance thereof, are material to the successful operation of Wal-Mart’s operations on Tract 1; (d) Tract 2 and Tract 1 may be subject to common zoning and land use restrictions, the violation of which by Murphy could adversely affect Wal-Mart’s operations on Tract 1; (e) Wal-Mart and Murphy have entered into other leases and contracts, and have shared other landlord-tenant or co-ownership relationships regarding similar operations of Tract 2; (f) but for the rights of Wal-Mart on a Transfer and Permitted Transfer pursuant to this Section 10, Wal-Mart would not have agreed to enter into this Agreement with Murphy, nor sell, or agree to sell, Tract 2 to Murphy; (g) Wal-Mart’s confidence in Murphy’s ability to operate the Station on Tract 2 in a manner which does not interfere, disrupt or impede the operations of Wal-Mart’s store on Tract 1, and (h) Wal-Mart’s confidence in Murphy’s ability and willingness to satisfy and comply with the obligations of Murphy under this Agreement.

11. Default.

11.1. In the event any party fails to perform any other provision of this Agreement, which failure continues for a period of thirty (30) days after receipt of written notice specifying the particulars of such failure, such failure shall constitute a default and any other party may thereafter institute legal action against the defaulting party for specific performance, declaratory or injunctive relief, monetary damages or any other remedy provided by law; provided, however, that the defaulting party shall not be deemed to be in default if such failure to perform cannot be rectified within said thirty (30)-day period and such party is diligently proceeding to rectify the particulars of such failure and rectifies same within a period not to exceed sixty (60) days; provided further, however, that in the event of an emergency, such failure shall be deemed a default if such failure is not rectified in a period reasonable for the nature and circumstances of such emergency (by way of example, but not as a limitation, the failure to promptly remove snow or otherwise maintain the Common Area such that a party can utilize the easements granted in Section 2 above shall constitute an emergency).

11.2. If Murphy fails to perform any provision of this Agreement, then, upon the expiration of the cure period provided above, and upon written notice (except that no additional notice shall be required in an emergency), Wal-Mart shall have the right, but not the obligation, to enter upon Tract 2 to cure such default for the account of and at the expense of Murphy. If Wal-Mart exercises Wal-Mart’s self-help right, then, within ten (10) days after receipt of an invoice from Wal-Mart, Murphy shall reimburse to Wal-Mart all costs reasonably incurred by Wal-Mart in curing such default, plus an administrative fee equal to fifteen percent (15%) of such costs. Furthermore, Wal-Mart shall have the right, if such invoice is not paid within said ten (10)-day period, to record a lien on Tract 2 for the amount of the unpaid costs incurred by Wal-Mart and the administrative fee, together with accrued interest at a rate of eighteen percent (18%). In addition to Wal-Mart’s self-help rights above, (i) if Murphy fails to perform upon the expiration of the cure period or (ii) if Murphy fails to perform upon the expiration of the cure period and Wal-Mart has to send the same or similar notice to Murphy for the same failure with regard to Tract 2 or any other tracts that Murphy owns adjacent to property owned by Wal-Mart similar to this Tract 2, Murphy shall pay to Wal-Mart an amount equal to Two Hundred Fifty Dollars ($250.00) per day for each violation until the failure is corrected to Wal-Mart’s satisfaction and subject to a maximum overall limitation of Fifteen Thousand Dollars ($15,000.00) per day for all violations.

11.3. In addition to the remedies set forth in this Agreement, each party entitled to enforce this Agreement shall be entitled to exercise all other remedies provided by law or in equity to the same extent as if fully set forth herein word for word. No remedy herein conferred upon, or reserved to any Person shall exclude any other remedy herein, by law or in equity, but each shall be cumulative, provided in no event shall Murphy be entitled to the right or remedy of self-help.

12. Eminent Domain.

12.1. Owner’s Right to Award. Nothing herein shall be construed to give either party any interest in any award or payment made to the other party in connection with any exercise of eminent domain or transfer in lieu thereof affecting said other party’s Tract giving the public or any government any rights in said Tract. In the event of any exercise of eminent domain or transfer in lieu thereof of any part of the Common Areas in the Tracts, the award attributable to the land and improvements of such portion of the Common Areas shall be payable only to the owner thereof, and no claim thereon shall be made by the owners of any other portion of the Common Areas.

12.2. Collateral Claims. All other owners of the Common Areas may file collateral claims with the condemning authority for their losses which are separate and apart from the value of the land area and improvements taken from another owner.

12.3. Tenant’s Claim. Nothing in this Section 12 shall prevent a tenant from making a claim against an owner pursuant to the provisions of any lease between tenant and owner for all or a portion of any such award or payment.

12.4. Restoration of Common Areas. The owner of any portion of the Common Areas so condemned shall promptly repair and restore the remaining portion of the Common Areas within such owner’s respective Tract as nearly as practicable to the condition of the same immediately prior to such condemnation or transfer, to the extent that the proceeds of such award are sufficient to pay the cost of such restoration and repair and without contribution from any other owner.

12.5. Shared Accessways. In the event any shared access drive on Tract 2, as referenced in Section 6.3, is the subject of any exercise of eminent domain or transfer in lieu thereof, Wal-Mart shall have the right to challenge such exercise of eminent domain or transfer in lieu thereof, at Wal-Mart’s cost and expense. Murphy will use best efforts to provide Wal-Mart notice within ten (10) days upon the receipt of any such actions.

13. Rights and Obligations of Lenders. Any holder of a first lien on any Tract, and any assignee or successor in interest of such first lienholder, shall be subject to the terms and conditions of this Agreement.

14. Release from Liability. Any person acquiring fee or leasehold title to any Tract shall be bound by this Agreement only as to the Tract (or portion thereof) acquired by such person. In addition, such person shall be bound by this Agreement only during the period such person is the fee or leasehold owner of such Tract (or portion thereof), except as to obligations, liabilities or responsibilities that accrue during said period. Although persons may be released under this Section, the easements, covenants and restrictions in this Agreement shall continue to be benefits to and servitudes upon said tracts running with the land. Notwithstanding any terms or conditions to the contrary, a successor-in-interest to Wal-Mart as to a portion, but not as to the whole, of Tract 1 shall be entitled to enforce only Sections 2.1, 2.3, 2.4 and 2.6 against Murphy, and no other sections herein. Upon a transfer of Tract 1 by Wal-Mart to an unrelated thirty party (excluding any transfer regarding a sale/leaseback by Wal-Mart), such successor owner of Tract 1 shall be entitled to enforce only Sections 2.1, 2.3, 2.4 and 2.6 against Murphy, and no other sections herein, and Section 10 shall terminate and be of no further force or effect.

15. Rights of Successors. The easements, restrictions, benefits and obligations hereunder shall create mutual benefits and servitudes running with the land. This Agreement shall bind and inure to the benefit of the parties hereto, their respective heirs, representatives, lessees, successors and assigns. The singular number includes the plural and the masculine gender includes the feminine and neuter. Notwithstanding any terms or conditions to the contrary, a successor-in-interest to Wal-Mart as to a portion, but not as to the whole, of Tract 1, shall be entitled to enforce only Sections 2.1, 2.3, 2.4 and 2.6 against Murphy, and no other sections herein.

16. Document Execution, Modification and Cancellation. Wal-Mart and Murphy understand and agree that until this document is fully executed by both Murphy and Wal-Mart there is not and shall not be an agreement of any kind between the parties hereto upon which any commitment, undertaking or obligation can be founded. This Agreement (including exhibits) may be modified or canceled only by the mutual agreement of the owner of Tract 1 and Tract 2.

17. Non-Merger. So long as Wal-Mart or Wal-Mart’s affiliate is owner or lessee of the Tract 1, this Agreement shall not be subject to the doctrine of merger.

18. Duration. Unless otherwise canceled or terminated, all of the easements granted in this Agreement shall continue in perpetuity and all other rights and obligations hereof shall automatically terminate and be of no further force and effect after ninety-nine (99) years from the date hereof.

19. Headings and Sections. The headings found herein are for convenience only and shall not be considered a part of this Agreement for any purpose, or be considered as in any way interpreting, constituting, varying, altering, or modifying this agreement or any of the provisions hereof. References to Section of this Agreement shall also include all lettered and numbered subsections of such Section.

20. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto regarding the subject matter hereof. The parties do not rely upon any statement, promise or representation not herein expressed, and this Agreement once executed and delivered shall not be modified or altered in any respect except by a writing executed and delivered in the same manner as required by this document. The parties hereby consent and agree that the easements granted herein are the sole and exclusive easements between Tract 1 and Tract 2 and no easements shall be deemed to exist or have been granted by prior conduct, action, or relationship of the parties hereto or prior use of a Tract.

21. Transfer of Interests; Notices.

21.1. Transfer of Interests. In the event that any person or entity (the “Acquiring Party”) shall acquire a fee or mortgage interest in any tract subject to this Agreement, or any portion thereof, the Acquiring Party shall execute and file in the land records of                                          County, State of                                         , a statement setting forth the name of the Acquiring Party, the address of the Acquiring Party to which all notices for the purposes of this Agreement may be sent, the nature of the interest held by the Acquiring Party, and the date that such interest was acquired (the “Notice Statement”). Contemporaneously with such filing, the Acquiring Party shall also send by certified mail, return receipt requested, a copy of such Notice Statement to all other persons or entities then holding fee or mortgage interests in any tract subject to this Agreement, or any portion thereof, as reflected by the Notice Statements then of record in the land records of County, (the “Existing Interest Holders”). Until such time as an Acquiring Party files and mails such Notice Statement in accordance with the terms of this Section, the Acquiring Party shall not be entitled to receive any notice required or permitted to be given under this Agreement, and the Existing Interest Holders shall have no obligation to give any such notice to the Acquiring Party. Any change of address shall require the filing and mailing of a new Notice Statement. Wal-Mart and Murphy understand and agree that the provisions of this Section regarding the recordation of the Notice Statement are satisfied with respect to Wal-Mart and Murphy.

21.2. Notices. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be mailed by certified or registered mail, postage prepaid, or by Federal Express, Airborne Express, or similar overnight delivery service, addressed as follows:

If to Murphy:

Murphy Oil USA, Inc.

422 N. Washington

El Dorado, Arkansas 71730

Attention: Vice President

With a copy to:

Murphy Oil USA, Inc.

200 Peach Street

El Dorado, Arkansas 71730

Attention: Law Department

If to Wal-Mart:

[WAL-MART STORES, INC.]

______________________

______________________

______________________

Attention:

With a copy to:

Kutak Rock LLP

234 East Millsap Road, Suite 400

Fayetteville, Arkansas 72703-4099

Attention: [†††††]

Notices shall be effective upon receipt or refusal. In the event that any person acquires a fee interest in a Tract said person shall be entitled to provide a request for notice to the addressees listed above, which request, in order to be effective, must also be recorded in the county recorder’s office in the county in which Tract is located. Any party shall be entitled to change their address for notice by providing notice of such change and recording a copy of the notice of such change in the county recorder’s office in the county recorder’s office in the county in which the Tract located. Until such time as the notice of change is effective pursuant to the terms of this Section 21 and until such time as the notice of change is recorded as required above, the last address of said party shall be deemed to be the proper address of said party.

22. Counterparts. This Agreement may be executed in one or more counterparts each of which in the aggregate shall constitute one and the same instrument.

23. Conflict. Tract 1 and Tract 2 may be subject to existing recorded Easements with Covenants and Restrictions Affecting Land (“Existing ECRs”), and such Existing ECRs shall remain in full force and affect.

24. Rules of Construction. Both parties participated in the drafting and negotiating of this Agreement and any interpretation of the terms and conditions of this Agreement shall not be favored over any party.

[Remainder of page left intentionally blank—Signature page follows]

IN WITNESS WHEREOF, Wal-Mart hereto has executed this instrument the              day of                     , 20    .

WAL-MART:

By:
Name:
Title:

ACKNOWLEDGMENT

[INSERT STATE APPROPRIATE FORM OF ACKNOWLEDGEMENT]

IN WITNESS WHEREOF, Murphy hereto has executed this instrument the              day of                     , 20

MURPHY: MURPHY OIL USA, INC., a Delaware corporation

By:
Name:
Title:

ACKNOWLEDGMENT

[INSERT STATE APPROPRIATE FORM OF ACKNOWLEDGEMENT]

Exhibit “A” to ECR

Site Plan

Murphy Oil #

City,

Exhibit “A-1” to ECR

Murphy Oil #

City,

Exhibit “B” to ECR

Wal-Mart Store #

Murphy Oil #

City,

Tract 1

[An updated legal description of the Property will be supplied by the Purchaser upon completion of the Survey and, subject to Wal-Mart’s approval, inserted at this point in the Agreement.]

Exhibit “C” to ECR

Wal-Mart Store #

Murphy Oil #

City,

Tract 2

[An updated legal description of Tract 1 will be supplied by the Wal-Mart upon closing, subject to Wal-Mart’s approval, inserted at this point in the Agreement.]

Exhibit “E” to Agreement of Sale

From of Environmental Indemnity

This instrument prepared by:

Wal-Mart Real Estate Business Trust

Sam M. Walton Development Complex

2001 S.E. 10th Street

Bentonville, AR 72716-5535

Attn: [†††††]

Tel: [†††††]

Return recorded document to:

ENVIRONMENTAL INDEMNIFICATION AND RELEASE AGREEMENT

This ENVIRONMENTAL INDEMNIFICATION AND RELEASE AGREEMENT (this “Agreement”) is entered into as of                     , 201     (“Effective Date”), by MURPHY OIL USA, INC., a Delaware corporation with an address of 200 Peach Street, El Dorado, AR 71730 (“Murphy”) for the benefit of WAL-MART STORES, INC., a Delaware corporation with an address of 702 SW 8th St., Bentonville AR 72716, and its affiliates, and the successors and assigns of any of the foregoing (collectively, “Wal-Mart”).

Preliminary Statements

A. Wal-Mart, directly or through one or more of its wholly-owned subsidiaries, owns and operates retail stores under the name of “Wal-Mart” and “Wal-Mart SuperCenter” throughout the United States. The stores are located on parcels of land owned or leased by Wal-Mart Stores, Inc. or one or more of its wholly-owned subsidiaries. References to “Wal-Mart” in this Agreement shall be deemed to include Wal-Mart Stores, Inc. or such of Wal-Mart’s wholly-owned subsidiaries, as may be relevant to the context in which the reference to “Wal-Mart” appears.

B. Murphy is a petroleum products refiner and marketer who is in the retail gasoline, convenience store and car wash business.

C. Pursuant to that certain Special Warranty Deed from Wal-Mart Realty Company (“WMST”) to Murphy, dated as of the date hereof and recorded contemporaneously herewith, Murphy is the owner of that certain real property located in                                          County,                                         , being more particularly described in Exhibit “A”, attached hereto and incorporated herein for all purposes (the “Property”).

D. As additional consideration for the conveyance of the Property, Murphy has agreed to execute and deliver this Agreement regarding certain environmental matters with respect to the Property, including but not limited to indemnification and release of Wal-Mart and remediation of any Release, as defined herein, relating to the Property or Murphy’s operations thereon, all of such matters being more particularly set forth in this Agreement.

E. This Agreement provides the parties’ agreement as to the rights, obligations, terms and conditions with respect to environmental conditions at the Property.

NOW THEREFORE, in consideration of the Property and the terms and conditions of this Agreement, the parties agree as follows:

Definitions

“Closing Date” or “Closing” shall mean the date of the closing of Wal-Mart’s sale of the Property to Murphy.

“Environmental Law” shall mean any federal, state, regional, or local (a) law, statute, ordinance, provision, regulation, rule, court order, administrative order, decision, determination, decree, consent order, consent decree, consent agreement, or other legal requirement, (b) permit, license, registration, or authorization, or (c) administrative policy, guideline, standard, or level of, or imposed by, a Governmental Authority (as hereinafter defined), whether now existing or hereinafter enacted, promulgated, or issued (including as they may be amended from time to time), and whether codified, common law, judicial, administrative, or quasi-administrative in nature, arising under, relating to, or in connection with (i) protection of the indoor or outdoor environment (concerning any and all environmental media), public health, public safety, or any Hazardous Substance (as hereinafter defined) (including those that are located at, on, under, from, about, adjacent to, or near real property), (ii) the conservation, management, or use of natural resources and wildlife (including wetlands), (iii) the management, manufacture, possession, handling, presence, use, generation, transportation, treatment, storage, Release (as hereinafter defined), investigation, assessment, abatement, removal, or Remediation (as hereinafter defined) of, or exposure to, Hazardous Substances (as hereinafter defined), (iv) the protection or use of surface water, groundwater or drinking water, or (v) any other similar, analogous, or related subjects, laws, or matters and for purposes of this definition, shall include, but are not limited to, the following: (A) the Federal Water Pollution Control Act, as amended (33 U.S.C. § 1251, et seq.); (B) the Solid Waste Disposal Act, including the Resource Conservation and Recovery Act, as amended (42 U.S.C. § 6901, et seq.); (C) the Comprehensive Environmental Response, Compensation, and Liability Act, as amended (42 U.S.C. § 9601, et seq.); (D) the Superfund Amendments and Reauthorization Act of 1986, as amended (codified in sections of 10 U.S.C., 29 U.S.C., 33 U.S.C., and 42 U.S.C.); (E) Title III of the Superfund Amendments and Reauthorization Act, as amended (40 U.S.C. § 1101, et seq.); (F) the Federal Clean Air Act, as amended (42 U.S.C. § 7401, et seq.); (G) the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. § 136, et seq.); (H) the Toxic Substances Control Act, as amended (15 U.S.C. § 2601, et seq.); (I) the Emergency Planning and Community Right-to-Know Act, as amended (42 U.S.C. § 11001, et. seq.); (x) the Occupational Safety and Health Act, as amended (29 U.S.C. § 650, et seq.); (J) the Safe Drinking Water Act, as amended (21 U.S.C. § 349 and 42 U.S.C. §§ 201 and 300f, et seq.); (K) the National Environmental Policy Act, as amended (42 U.S.C. § 4321, et seq.); (L) the Hazardous Materials Transportation Act, as amended (49 U.S.C. § 1801, et seq.); (M) the Atomic Energy Act, as amended, 42 U.S.C. § 2011 et seq.; (N) the Federal Food, Drug and Cosmetic Act, as amended, 21 U.S.C. § 301 et seq.; and (O) any laws regulating the use of biological agents or substances including medical or infectious wastes; (P) any environmental transfer laws which regulate the transfer of property; and (Q) as relates to subsections (A) through (P) of this definition, all corresponding implementing regulations, state and local laws and ordinances, which may be applicable, all as in effect on the date hereof and amended hereafter.

“Fair Market Value” means the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and passing of title from seller to buyer under conditions whereby: (i) buyer and seller are typically motivated; (ii) both parties are well informed or well advised, and each acting in what he considers his own best interest; (iii) a reasonable time is allowed for exposure in the open market; (iv) payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and (v) the price represents a normal consideration for the property sold, unaffected by special or creative financing or sale concessions granted by anyone associated with the sale.

“Governmental Authority” means any local, regional, state, or federal government organization, department, entity, commission, board, bureau, subdivision, agency or authority thereof, whether foreign or domestic.

“Hazardous Substances” means: (a) any chemicals, materials, elements or compounds or substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “hazardous air pollutants,” “pollutants,” “contaminants,” “toxic chemicals,” “petroleum or petroleum products,” “toxics,” “hazardous chemicals,” “extremely hazardous substances,” “pesticides” or related materials, as now, in the past, or hereafter defined in any applicable Environmental Law; (b) any petroleum or petroleum products (including but not limited to gasoline and fuel additives including MTBE and other oxygenates, typically added to gasoline or their degradation products), natural or synthetic gas, radioactive materials, asbestos-containing materials, urea formaldehyde foam insulation, and radon; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority.

“Permits” means all permits, licenses, approvals, registrations, certificates, exemptions, and other similar governmental authorizations, consents or approvals relating to the Property (including without limitation, all pending applications therefore or renewals thereof).

“Post-Closing Contamination” shall mean any identified Release of Hazardous Substances relating to post-Closing operations, or otherwise occurring, at or in connection with the Property.

“Release” means any release, spill, emission, leaking, seepage, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Hazardous Substance on or into the environment or into or out of any property; provided however, that, to the extent an Environmental Law in effect at any time after the date of this Agreement establishes a meaning for “Release” that is broader than specified herein, such broader meaning shall apply to any “Release” occurring after the date of this Agreement.

“Remediation” means the assessment and/or cleanup of Hazardous Substances that have been Released, or that are threatened to be Released, into the environment and includes but is not limited to, with respect to “assessment,” the invasive and non-invasive field and laboratory investigation of soil, sediment, groundwater, surface water, air, other subsurface material, and/or any other environmental media and/or receptacle, structure, building, system, storage tank (or any related components or piping thereof), or facility that may have or have become contaminated or impacted with or otherwise received or collected any Hazardous Substances and, with respect to “cleanup,” the reduction, removal, treatment, control, and/or management of Hazardous Substances that have been Released, or that are threatened to be Released, into the environment so as to reduce, eliminate, treat, control, and/or manage their presence in soil, sediment, groundwater, surface water, air, other subsurface material, and/or any other environmental media and/or receptacle, structure, building, system, storage tank (or any related components or piping thereof) , or facility.

Article I: Remediation and Responsibilities

1.1 Murphy’s Environmental Liabilities. From and after the Closing Date, Murphy shall be solely responsible for all costs, expenses, assessments, fines, penalties, fees, liabilities (to third parties or otherwise), obligations, claims, orders, decrees, and judgments with regards to Post-Closing Contamination, including, but not limited to the following matters: (i) any claim or liability related to the environmental condition of the Property which was caused by Murphy, its invitees, or any third party not affiliated with Wal-Mart, whether known or unknown as of the date hereof; (ii) the handling and offsite transportation and disposal after Closing of any waste material, including but not limited to any waste material containing Hazardous Substances (if any), at or in connection with the Property; (iii) any notice of violation issued to Murphy by any Governmental Authorities related to the Property or operation of the Property and the negotiation and final resolution of any such notice of violation; and (iv) all litigation and enforcement proceedings involving Murphy or any of its affiliates with respect to the environmental condition of the Property or operation of the Property.

1.2 Murphy’s Covenant to Remediate Environmental Matters.

1.2.1 Remediation of the Property. Subject to the terms and conditions of this Agreement, Murphy hereby covenants to Remediate any Release at the Property occurring from and after the Closing Date of to the extent required by Environmental Laws and Governmental Authorities. Such Remediation may utilize any engineering control and institutional control that is previously approved by an Applicable Governmental Authority (as hereinafter defined), subject, however, to the limitation that no such engineering control and/or institutional control shall be applicable to, or otherwise impact or burden, any Off-Site Wal-Mart Tract (as hereinafter defined) unless a proper request is made by Murphy and granted by Wal-Mart pursuant to paragraph 1.2.2 herein and all other applicable criteria as set forth in paragraph 1.2.2 herein are met. For purposes of this Agreement, the term Applicable Governmental Authority means any Governmental Authority with the ability and/or authority to invoke environmental regulatory jurisdiction over the Release, either on its own volition or as a result of being petitioned or requested to do so by a party to this Agreement or any third party. The Remediation procedures discussed in this sub-paragraph as supplemented by subparagraph 1.2.2 shall hereinafter be referred to as the “Property Remediation Protocol.”

1.2.2 Remediation of Off-Site Wal-Mart Tracts. Any Release of a Hazardous Substance occurring from and after the Closing Date that originates on the Property and migrates to and/or otherwise contaminates and/or impacts the soil, groundwater and/or any other physical or operational feature or aspect of property owned, leased, possessed, or otherwise operated by Wal-Mart (hereinafter referred to as an “Off-Site Wal-Mart Tract”) must be Remediated by Murphy by utilizing the standards promulgated or determined by any Applicable Governmental Authority that provide for unrestricted residential use and/or unrestricted residential development (hereinafter referred to as the “Non-Property Remediation Standard”) and ensuring that, after the Remediation is concluded, no concentrations of any such Hazardous Substance above any Non-Property Remediation Standard remain at or otherwise impact the Off-Site Wal-Mart Tract and that the Closure Letter (as hereinafter defined) that is issued fully resolves the release of such Hazardous Substance as it pertains to the Off-Site Wal-Mart Tract. By way of clarification and not limitation, Murphy may not propose the use of or otherwise use any engineering or institutional controls in conducting Remediation at any Off-Site Wal-Mart Tract. Notwithstanding anything to the contrary in this section, Murphy may seek to obtain a Closure Letter (as hereinafter defined) by recording a deed restriction prohibiting the use of groundwater for drinking water purposes if and only if (i) the Off-Site Wal-Mart Tract in question is already serviced by a municipal water system and there are no private wells in use by Wal-Mart or third parties that would be impacted by allowing Murphy to forego Remediation of groundwater as contemplated by the deed restriction and (ii) Wal-Mart gives its consent to the form and content of the deed restriction, which Wal-Mart may withhold in its reasonable discretion. Any such approval must be issued in writing. Any and all documents, including any form of correspondence, plans or reports to be submitted to an Applicable Governmental Authority regarding the Release or any private third party who has made a claim with respect to the Release related to an Off-Site Wal-Mart Tract must first be submitted to Wal-Mart in draft format for Wal-Mart’s review and approval, which approval Wal-Mart may withhold in its sole discretion. Should Wal-Mart not respond to any draft correspondence in writing within ten business days, Wal-Mart shall be deemed to have given its approval (other than with respect to the use of engineering or institutional controls or the waiver of any Non-Property Remediation Standard, approval of all or any of which must be issued in writing by Wal-Mart notwithstanding the time limitation set forth in this sentence). Wal-Mart must be given reasonable opportunity, hereby deemed to be no less than five (5) business days prior written notice, to participate in any telephonic conversations or in-person meetings with (i) any Applicable Governmental Authority regarding any environmental matter related to an Off-Site Wal-Mart Tract, including any Existing Environmental Matter associated with, or Remediation conducted at, an Off-Site Wal-Mart Tract or (ii) any private third party who has made a claim or demand relating to, in connection with, or otherwise arising out of same. Where an applicable statute, regulation, or ordinance has established a shorter timeframe than five (5) business days to initiate a telephonic conversation or in- person meeting with an Applicable Governmental Authority and after making a reasonable but unsuccessful attempt to notify Wal-Mart in advance thereof so as to allow for Wal-Mart to participate, Murphy shall within three (3) business days provide written notice to Wal-Mart of any such conversation and/or meeting along with a summary of the matters discussed. The Remediation procedures discussed in this sub-paragraph shall hereinafter be referred to as the “Off-Site Wal-Mart Tract Remediation Protocol.”

1.2.3 Limited Ability to Remediate Soil By Utilizing Commercial Clean-up Criteria. Notwithstanding anything to the contrary set forth in sections 1.2.1 and 1.2.2, Murphy may, as of right, seek a Closure Letter for an Applicable Governmental Authority at an Off-Site Wal-Mart Tract where Murphy can demonstrate to Wal-Mart’s reasonable satisfaction that the difference in obtaining a Closure Letter pursuant to commercial clean-up criteria and residential clean-up criteria is equal to or greater than five hundred thousand dollars ($500,000.00). Nothing in this paragraph shall be construed as expanding or limiting Murphy’s right or inability to utilize any engineering or institutional controls as otherwise provided for under this Agreement in the conduct of Remediation or in furtherance of a Closure Letter.

1.2.4 Standard of Care; Timeliness. Murphy shall perform or cause to be performed all Remediation with due care, diligence and in a good, safe and workmanlike manner, in compliance with all applicable Environmental Laws and Legal Requirements. Any contractor engaged by Murphy in connection with same shall be properly licensed and experienced and insured. Murphy shall resolve each Release or any other obligation arising out of this Agreement in a reasonably expeditious manner. All Remediation required under this Agreement will be diligently pursued by Murphy; provided, further, at least once every ninety (90) days after Murphy obtains notice of any Release, that Murphy must provide Wal-Mart written reports of Murphy’s progress in conducting Remediation. Any Remediation of a Release, or the satisfaction of any other obligation arising under this Agreement, by a third party shall be in full compliance with the provisions of this Agreement.

1.3 Notice of Discovery or Confirmation of a Release, or Other Material Environmental Incident. Murphy must provide verbal and written notice to Wal-Mart within twenty-four (24) hours of discovery or confirmation by Murphy of a Release of a Hazardous Substance in violation of Environmental Law, or any other incident or circumstance giving rise to a statutory or regulatory obligation to initiate Remediation (hereinafter a “Notice Matter”). Written notice must include a description of (i) the nature of the Notice Matter; (ii) if possible, the approximate date that the Notice Matter occurred; (iii) whether appropriate disclosure of the Notice Matter, if any is required, has been made to the Governmental Authorities; and (iv) the nature of the actions taken to abate and otherwise respond to the Notice Matter. Verbal notice shall be given by contacting the Wal-Mart Emergency Operations Center at (479) 273-

4600. Written notice shall be delivered by Email, facsimile, or overnight mail to:                                         , Senior Director of Realty Sales and Leasing, 2001 S. E. 10th Street, Bentonville, AR 72716-0550,                                         .

1.4 Stipulated Emergency Response. Notwithstanding any other provision of this Agreement and unless applicable law imposes stricter requirements, in which case such stricter requirements shall be complied with, within forty-eight (48) hours of discovery of any Release that occurs at the Property after the effective date of this Agreement where such Release has been caused by Murphy or Murphy’s agents, employees, or invitees or has otherwise arisen out of or in connection with any aspect of Murphy’s operations or business, Murphy must remove and properly dispose of (i) any free floating product that has impacted any groundwater, stormwater, or surface water at the Property and/or an Off-Site Wal-Mart Tract and (ii) all soil, sediment, other subsurface material, and/or any other environmental media and/or receptacle, structure, building, system, storage tank (or any related components or piping thereof), or facility at the Property and/or an Off-Site Wal-Mart Tract that have become saturated with any regulated substance as a result of the Release (the “Stipulated Emergency Response”). Murphy shall engage a properly licensed and insured contractor to conduct the Stipulated Emergency Response. Verbal and written notice of the Release giving rise to the Stipulated Emergency Response shall be provided to Wal-Mart as set forth at section 1.2. of this Agreement. Nothing in this section 1.4 shall be considered a limitation on any other obligation that Murphy may have under this Agreement.

1.5 Obligation to Share Regulatory Related Correspondence and Reports. To the extent not already required by this Agreement, any and all reports, correspondence, or other written materials filed with or received from any Applicable Governmental Authority shall be provided to Wal-Mart within three (3) business days of filing or receipt.

1.6 Closure Letter and Certification of Resolution. To the extent that an obligation to conduct Remediation arises under this Agreement, including but not limited to with respect to any Release, such obligation to conduct Remediation shall not be discharged until such time as Murphy obtains a written statement of “no further action” from the Applicable Governmental Authority (a “Closure Letter”). At such time, Murphy shall certify to Wal-Mart that it has successfully concluded the required Remediation and provide with such certification a copy of the Closure Letter (the “Certification of Resolution”). The Certification of Resolution shall include, at a minimum, identification of the matter giving rise to Murphy’s obligation to conduct Remediation, a summary of the Plans and Specifications undertaken to effectuate same, and a statement that no further action with respect to the subject matter is required in order to comply with Murphy’s obligations under this Agreement. The Certification of Resolution shall be issued by an environmental consultant agreed upon by Wal-Mart and Murphy and hired by Murphy and must be prepared, for reliance purposes, for the benefit of Wal-Mart and Murphy.

1.7 Acknowledgment of Resolution. If Wal-Mart concludes that a Certification of Resolution has been issued in error, Wal-Mart shall notify Murphy of such within sixty (60) days after receipt of such Certification of Resolution. Any objection shall be delivered in writing to Murphy pursuant to the Notice provisions below.

If no timely objection is made, Wal-Mart shall be deemed to have acknowledged that the Certification of Resolution is valid as of the date thereof. Notwithstanding disposition of any matter reflected by a Certification of Resolution as described in this section, Murphy’s indemnification obligations continue in full force and effect. Furthermore, to the extent that any Applicable Governmental Authority reopens or rescinds a Closure Letter with respect to any matter that was deem resolved pursuant to sections 1.6 and 1.7 of this Agreement, Murphy shall again have an affirmative obligation to pursue a Certification of Resolution as set forth in this Agreement.

1.8 Contamination. In the event any Release of Hazardous Substances relating to operations from and after the Closing Date, or otherwise occurring, at or in connection with the Property from and after the Closing Date is identified (“Contamination”), Murphy shall be responsible for the Remediation of Contamination in accordance with the Property Remediation Protocol. To the extent that Contamination relates to an Off-Site Wal-Mart Tract, the corresponding Remediation Protocols, as set forth in section 1.2.2 shall apply.

1.9 Wal-Mart’s Remedy for Murphy’s Default. If an event of Murphy’s default under this Agreement occurs, Wal-Mart shall have the right to give Murphy notice of the event of default (“Notice of Default”). Murphy shall have forty-five (45) days after receipt of the Notice of Default to cure the default. If cure is not effected within the time provided, Wal-Mart shall have the right to elect one of the following remedies by written notice to Murphy (“Notice of Election”):

(a) Wal-Mart may perform (but shall not be obligated to perform) that portion of the Remediation, in a manner consistent with Plans and Specifications prepared by Murphy and approved or deemed approved by Wal-Mart (if any), that is in default and obtain reimbursement for the cost from the Murphy; under this election, Murphy remains obligated to perform all Remediation not the subject of the Notice of Election; or in the event Wal-Mart elects to perform any portion of Remediation, Murphy hereby grants to Wal-Mart a temporary construction easement to enter the Property for the purpose of performing the Remediation, such temporary construction easement shall terminate upon the completion thereof.

(b) Wal-Mart may pursue any and all other rights or remedies available to Wal-Mart under applicable law, including but not limited to, the remedy of specific performance against Murphy.

Article II: Indemnification

2.1 From and after the Closing Date, Murphy, for itself, its employees, successors, assigns and anyone whomsoever claiming by, through or under it (collectively, “Indemnitors”), hereby INDEMNIFIES AND AGREES TO DEFEND AND HOLD WAL-MART AND WAL-MART’S PARENTS, SUBSIDIARIES AND AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS (COLLECTIVELY, “INDEMNITEES”) HARMLESS from and against any and all Claims that may be asserted or imposed against Wal-Mart (or any Indemnitee) or losses, liabilities, fines, penalties, charges, costs, and expenses that Wal-Mart (or any Indemnitee) may incur from and after the date of this Agreement, whether based in tort, statute, local ordinance, common law, or contract, related to, in connection with, or otherwise arising out of the following: (i) any future violation of any applicable Environmental Law at or in connection with the Property; (ii) the presence at, on, or under the Property of any Hazardous Substances, but only such Hazardous Substances that relate to Post-Closing Contamination and activities caused by Murphy; (iii) the migration of any Hazardous Substances related to Post-Closing Contamination from the Property to any location outside the boundaries of the Property; (iv) all Post-Closing Contamination; (v) the conduct of any Remediation at any time after the Closing Date related to Post-Closing Contamination; (v) the breach of any provision of this Agreement; and (vi) any claims of any third party with respect to foregoing subsections (i) – (vi) of this sentence.

2.2 Commencing on the three (3) year anniversary of the Closing Date, Indeminitors, hereby INDEMNIFIES AND AGREES TO DEFEND AND HOLD WAL-MART AND WAL-MART’S PARENTS, SUBSIDIARIES AND AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS (COLLECTIVELY, from any and all claims that Indemnitors has or might ever have against Indemnitees (except for such claim or claims which accrued prior to the Closing Date and which are pending prior to the three (3) year anniversary and for which notice has already been provided to one of the Indemnities), in each case whether known or unknown, liquidated or unliquidated, whether based in tort, statute, local ordinance, common law, or contract or otherwise arising out of or in any way related to the Property or Wal-Mart’s, any Indemnitee’s or any prior owner’s, tenant’s or operator’s ownership, lease, operation, maintenance, repair or use of the Property, including but not limited to any and all liability of any kind related to or arising out of any of the following: (i) any past, present or future violation of any applicable Environmental Law at or in connection with the Property; (ii) the presence at, on, or under the Property of Hazardous Substances; (iii) the migration of any Hazardous Substances from the Property to any location outside the boundaries of the Property at any time; (iv) all Post-Closing Contamination; (v) the conduct of any Remediation at any time prior to or after the Closing Date; and (vi) any claims of any third party with respect to foregoing subsections (i) – (v) of this sentence, including but not limited to any and all obligations of any kind (including, but not limited to, Remediation), with respect to any Hazardous Substances located in, on, at, under, or otherwise in connection with the Property.

Article III: Release

3.1 From and after the Effective Date, Murphy, for itself, its employees, successors, assigns and anyone whomsoever claiming by, through or under it (collectively, “Releasors”), hereby immediately and without any further performance required by Wal-Mart WAIVES, RELEASES, ACQUITS AND FOREVER DISCHARGES Wal-Mart, and Wal-Mart’s parents, subsidiaries and affiliates and their respective officers, directors, employees, agents, successors and assigns (collectively, “Releasees”), from any and all Claims that Murphy (or any Releasor) has or might ever have against any Releasee, in each case whether known or unknown, liquidated or unliquidated, whether based in tort, statute, local ordinance, common law, or contract or otherwise arising out of or in any way related to the Property or Wal-Mart’s, any Releasee’s or any prior owner’s, tenant’s or operator’s ownership, lease, operation, maintenance, repair or use of the Property from and after the date of this Agreement, including, but not limited to, any and all liability of any kind related to or arising out of the following: (i) any future violation of any applicable Environmental Law at or in connection with the Property; (ii) the presence at, on, or under the Property of any Hazardous Substances, but only such Hazardous Substances that relate to Post-Closing Contamination and activities caused by Murphy; (iii) the migration of any Hazardous Substances related to Post-Closing Contamination from the Property to any location outside the boundaries of the Property; (iv) all Post-Closing Contamination; (v) the conduct of any Remediation at any time after the Closing Date related to Post-Closing Contamination; (vi) the breach of any provision of this Agreement; and (vii) any claims of any third party with respect to foregoing subsections (i) – (vi) of this sentence, including, but not limited to any and all obligations of any kind (including, but not limited to, Remediation), with respect to any Hazardous Substances located in, on, at, under, or otherwise in connection with the Property.

3.2 Commencing on the three (3) year anniversary of the Effective Date, Releasors, hereby immediately and without further performance required by Wal-Mart WAIVE, RELEASE, ACQUIT AND FOREVER DISCHARGE RELEASEES, from any and all claims that Murphy (or any Releasor) has or might ever have against any Releasee (except for such claim or claims which accrued prior to the Closing Date and which are pending prior to the three (3) year anniversary and for which notice has already been provided to one of the Releasees), in each case whether known or unknown, liquidated or unliquidated, whether based in tort, statute, local ordinance, common law, or contract or otherwise arising out of or in any way related to the Property or Wal-Mart’s, any Releasee’s or any prior owner’s, tenant’s or operator’s ownership, lease, operation, maintenance, repair or use of the Property, including but not limited to any and all liability of any kind related to or arising out of any of the following: (i) any past, present or future violation of any applicable Environmental Law at or in connection with the Property; (ii) the presence at, on, or under the Property of Hazardous Substances; (iii) the migration of any Hazardous Substances from the Property to any location outside the boundaries of the Property at any time; (iv) all Post-Closing

Contamination; (v) the conduct of any Remediation at any time prior to or after the Closing Date; and (vi) any claims of any third party with respect to foregoing subsections (i) – (v) of this sentence, including but not limited to any and all obligations of any kind (including, but not limited to, Remediation), with respect to any Hazardous Substances located in, on, at, under, or otherwise in connection with the Property.

Article IV: Recordation

The Parties agree that Wal-Mart may publicly record a true and correct copy of this Agreement so that all of Murphy’s successors and assigns, and every subsequent owner of the Property forever, shall be on notice of the existence of this Agreement. It is specifically intended by the Parties that this Agreement, to the full extent permitted by law, shall run with the land and shall be binding on Murphy, Murphy’s successors and assigns, and every subsequent owner of the Property forever.

Article V: Miscellaneous

5.1 Notices. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be mailed by certified or registered mail, postage prepaid, or by Federal Express, Airborne Express, or similar overnight delivery service, addressed as follows:

If to Wal-Mart:

Wal-Mart Stores, Inc.
Sam M. Walton Development Complex
2001 S.E. 10th Street
Bentonville, AR 72716-5535
Attn:
Tel:
Fax:
Email:

with a copy to:

Wal-Mart Stores, Inc. (Store No. 1399)

2001 S.E. 10th Street

Bentonville, AR 72716-5535

Attn: Director of Fueling Station Development

Murphy:

Murphy Oil USA, Inc.

200 Peach Street

El Dorado, AR 71730

Attn: [†††††]

with a copy to:

[†††††], Esquire

Baker Donelson

211 Commerce Street, Suite 800

Nashville, TN 37201

Notices shall be effective upon receipt or refusal. In the event that any person acquires a fee interest in the Property said person shall be entitled to provide a request for notice to the addressees listed above, which request, in order to be effective, must also be recorded in the county recorder’s office in the county in which Property is located. Any party shall be entitled to change its address for notice by providing notice of such change and recording a copy of the notice of such change in the county recorder’s office in the county recorder’s office in the county in which the Property is located. Until such time as the notice of change is effective pursuant to the terms of this Section and until such time as it is recorded as required above, the last address of said party shall be deemed to be the proper address of said party.

5.2 Further Assurances. The parties agree to take such actions and execute and deliver such documents as are necessary to consummate the transaction contemplated herein, and shall cooperate with one another as may be reasonably necessary to effectuate the terms of this Agreement and any instrument or agreement delivered pursuant hereto.

5.3 Attorneys’ Fees. In the event any party hereto finds it necessary to bring suit against the other parties as a result of any dispute arising out of this Agreement, the prevailing party in such dispute shall be entitled to recover, in addition to such other damages and relief as it may be awarded by the court or other forum of competent jurisdiction, its reasonable attorneys’ fees, court costs and other reasonable costs of litigation.

5.4 Successors and Assigns. No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other party, except that Wal-Mart may assign any of its rights and delegate any of its obligations under this Agreement to any affiliate of Wal-Mart upon notice to Murphy. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties.

5.5 Survival. The terms and provisions of this Agreement shall survive the termination of this Agreement without limit as to time. Without limiting the foregoing, this Agreement shall expressly survive for as long a period as possible pursuant to applicable statutes of limitation.

5.6 Miscellaneous. (a) The headings and Section and paragraph references found herein are for convenience only and shall not be considered a part of this Agreement for any purpose, or be considered as in any way interpreting, constituting, varying, altering, or modifying this Agreement or any of the provisions hereof. (b) This Agreement, all exhibits hereto, and all agreements and instruments to be delivered pursuant hereto represent the entire agreement between the parties hereto and supersedes all prior agreements and understandings, whether oral or written, relating to the subject matter hereof. (c) This Agreement may be amended or modified only by a written instrument executed by the parties hereto. (d) This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all of which together shall constitute but one and the same instrument. (e) Each party acknowledges that it has had the opportunity to be represented by counsel of its choice in connection with the negotiation of this Agreement and that it has read and fully understands the import of this Agreement and, as such, each party hereby waives the application of any rule which would require that any ambiguities in this Agreement be construed against the party who drafted it or in favor of the party who did not draft it. (f) If one or more provisions of this Agreement is held unenforceable, invalid, or illegal in any respect, such unenforceability, invalidity, or illegality will not affect any other provision of this Agreement, which will be construed as if such unenforceable, invalid, or illegal provision had never been a part hereof. (g) The failure of any party to insist upon strict performance of any of the terms or conditions of this Agreement will not constitute a waiver of any of its rights hereunder. (h) The Preliminary statements and recitals to this Agreement are a material part of and are hereby incorporated into this Agreement.

5.7	Time is of the Essence. TIME IS OF THE ESSENCE OF THIS AGREEMENT.

5.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arkansas (without regard to Arkansas’ law respecting conflict of laws). The parties mutually consent and submit to the jurisdiction of the federal or state courts for Benton County, Arkansas, and agree that any action, suit or proceeding concerning this Agreement shall be brought only in such courts. The parties mutually acknowledge and agree that they will not raise, in connection with any such suit, action or proceeding brought in any federal or state court for Benton County, Arkansas, any defense or objection based upon lack of personal jurisdiction, improper venue, inconvenient forum or the like. Notwithstanding the foregoing, if subject matter jurisdiction for any action exists only in the court(s) where the Property is located, then the parties agree that such action may be maintained in such court(s).

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EXECUTED to be effective as of the date first above written.

MURPHY OIL USA, INC., a Delaware corporation

By:
Name:
Title:

ACKNOWLEDGMENT

STATE OF ARKANSAS	)
	)	§§
COUNTY OF UNION	)

On this              day of                     , 2010, before me, the undersigned, a Notary Public in and for said County and State, personally appeared before me                                         , to me personally known, who, being by me duly sworn, did say that he/she is the                                          of Murphy Oil USA, Inc., a Delaware corporation, and that said corporation has no corporate seal, and that said instrument was signed and sealed on behalf of said corporation with full authority to do so, and such individual acknowledged said instrument to be the free act and deed of said corporation.

WITNESS MY HAND and notarial seal subscribed and affixed in said County and State, the day and year in this certificate above written.

Notary Public
Print Name:

My Commission Expires:

(NOTARIAL SEAL)

Exhibit “A” to Indemnity and Release Agreement

[Legal Description of the Property]

Exhibit “F” to Agreement of Sale

Requirements for Surveys

Each Survey shall be prepared as an ALTA/ACSM LAND TITLE SURVEY in accordance with the survey standards set forth in this Exhibit “F”. At a minimum, each Survey shall (i) incorporate the Commitment and all exception documents and instruments identified therein, (ii) state for each exception (other than those which are not survey-related) whether the exception affects or does not affect the applicable Property, (iii) plot each exception on the survey to the extent the exception is a plottable item, (iv) incorporate the Minimum Standard Detail Requirements for ALTA surveys effective February 23, 2011 and jointly promulgated by ALTA and NSPS and (v) incorporate the following Table A items: 1, 2, 3, 4, 5, 6(b), 7(a) and (7)(b)(1), 8, 9, 11(b), 13, 16, 17, 18 and 19. Purchaser may require additional matters to be shown under Table A, including items 14, 20(a) and (b), or 22, if Purchaser determines such additional matters are necessary and the surveyor agrees to include such matters on the Survey, provided such items shall not be included in requirements for delivery of the initial Survey to Purchaser necessary for commencement of the Title Review Period.

Each final Survey following applicable comments from Purchaser pursuant to Section 3 of the Agreement of Sale shall contain the following certification:

To: Murphy Oil USA, Inc.

Wal-Mart Stores, Inc.

Wal-Mart Real Estate Business Trust

[Title Company]

This is to certify that this map or plat and the survey on which it is based were made in accordance with the 2011 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys, jointly established and adopted by ALTA and NSPS, and includes Items 1, 2, 3, 4, 5, 6(b), 7(a) and (b)(1), 8, 9, 11(b), 13, [14 if applicable], 16, 17, 18, 19, [20(a) and (b) if applicable], and [22 if applicable] of Table A thereof. The field work was completed on                                         . The field work was updated on                                     .

Date of Plat or Map:

[Surveyor’s signature, printed name and seal with Registration/License Number]

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